Exhibit 4.1
             The Magna Group of Companies Retirement Savings Plan

                         THE MAGNA GROUP OF COMPANIES
                           RETIREMENT SAVINGS PLANS























Defined Contribution Plan 8.0

Restated January 1, 2005

                               TABLE OF CONTENTS


INTRODUCTION


ARTICLE I                      FORMAT AND DEFINITIONS

        Section 1.01    -----  Format
        Section 1.02    -----  Definitions

ARTICLE II                     PARTICIPATION

        Section 2.01    -----  Active Participant
        Section 2.02    -----  Inactive Participant
        Section 2.03    -----  Cessation of Participation

ARTICLE III                    CONTRIBUTIONS

        Section 3.01    -----  Employer Contributions
        Section 3.01A   -----  Voluntary Contributions by Participants
        Section 3.01B   -----  Rollover Contributions
        Section 3.02    -----  Forfeitures
        Section 3.03    -----  Allocation
        Section 3.04    -----  Contribution Limitation
        Section 3.05    -----  Excess Amounts

ARTICLE IV                     INVESTMENT OF CONTRIBUTIONS

        Section 4.01    -----  Investment and Timing of Contributions
        Section 4.01A   -----  Investment in Qualifying Employer Securities
        Section 4.02    -----  Purchase of Insurance
        Section 4.03    -----  Transfer of Ownership
        Section 4.04    -----  Termination of Insurance

ARTICLE V                      BENEFITS

        Section 5.01    -----  Retirement Benefits
        Section 5.02    -----  Death Benefits
        Section 5.03    -----  Vested Benefits
        Section 5.04    -----  When Benefits Start
        Section 5.05    -----  Withdrawal Benefits
        Section 5.06    -----  Loans to Participants
        Section 5.07    -----  Distributions Under Qualified Domestic Relations
                               Orders





RESTATEMENT JANUARY 1, 2005         3           TABLE OF CONTENTS (4-4119) -4

ARTICLE VI                     DISTRIBUTION OF BENEFITS

        Section 6.01    -----  Automatice Forms of Distribution
        Section 6.02    -----  Optional Forms of Distribution
        Section 2.01    -----  Election Procedures
        Section 2.02    -----  Notice Requirements

ARTICLE VII                    DISTRIBUTION REQUIREMENTS

        Section 7.01    -----  Application
        Section 7.02    -----  Definitions
        Section 7.03    -----  Distribution Requirements

ARTICLE VIII                   TERMINATION OF THE PLAN

ARTICLE IX                     ADMINISTRATION OF THE PLAN

        Section 9.01    -----  Administration
        Section 9.02    -----  Expenses
        Section 9.03    -----  Records
        Section 9.04    -----  Information Available
        Section 9.05    -----  Claim and Appeal Procedures
        Section 9.06    -----  Delegation of Authority
        Section 9.07    -----  Exercise of Discretionary Authority
        Section 9.08    -----  Transaction Processing
        Section 9.09    -----  Adoption By Other Employers

ARTICLE X                      GENERAL PROVISIONS

        Section 10.01    -----  Amendments
        Section 10.02    -----  Direct Rollovers
        Section 10.03    -----  Mergers and Direct Transfers
        Section 10.04    -----  Provisions Relating to the Insurer and Other
                                Parties
        Section 10.05    -----  Employment Status
        Section 10.06    -----  Rights to Plan Assets
        Section 10.07    -----  Beneficiary
        Section 10.08    -----  Noalienation of Benefits
        Section 10.09    -----  Construction
        Section 10.10    -----  Legal Actions
        Section 10.11    -----  Small Amounts
        Section 10.12    -----  Word Usage
        Section 10.13    -----  Change in Service Method
        Section 10.14    -----  Military Service
        Section 10.15    -----  Location of Participants or Beneficiary Unknown


RESTATEMENT JANUARY 1, 2005         4           TABLE OF CONTENTS (4-4119) -4

ARTICLE XI                     TOP-HEAVY PLAN REQUIREMENTS

        Section 11.01   -----  Application
        Section 11.02   -----  Definitions
        Section 11.03   -----  Modification of Vesting Requirements
        Section 11.04   -----  Modification of Contributions

PLAN EXECUTION



RESTATEMENT JANUARY 1, 2005         5           TABLE OF CONTENTS (4-4119) -4

                                 INTRODUCTION

     The Primary Employer previously established a 401(k) plan on August 1,
1992.

     The Primary Employer is of the opinion that the plan should be changed. It believes that the best means to accomplish these changes is to completely restate the plan's terms, provisions and conditions. The restatement, effective January 1, 2005, is set forth in this document and is substituted in lieu of the prior document with the exception of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA) good faith compliance amendment and any model amendment. Such amendment(s) shall continue to apply to this restated plan until such provisions are integrated into the plan or such amendment(s) are superseded by another amendment.

     The restated plan continues to be for the exclusive benefit of employees of the Employer. All persons covered under the plan on December 31, 2004, shall continue to be covered under the restated plan with no loss of benefits.

     It is intended that the plan, as restated, shall qualify as a profit sharing plan under the Internal Revenue Code of 1986, including any later amendments to the Code.

     The following plans will be merged into this Plan:

Effective January 1, 2005:

     o    Davis Employees' 401(k) Plan, inception date October 1, 1985.

Effective February 1, 2005:

     o Davis Industries, Inc. Deferred Compensation Profit Sharing Thrift Plan, inception date October 1, 1989.

Effective March 1, 2005:

     o Magna International U.S. Employees' Deferred Profit Sharing Plan, inception date July 31, 1977.

     o Intier Automotive U.S. Employees Deferred Profit Sharing Plan, inception date January 1, 2002.

     o Decoma International of America U.S. Employees' Deferred Profit Sharing Plan, inception date August 1, 1998.

     o Tesma International of America, Inc. U.S. Employees' Deferred Profit Sharing Plan, inception date February 1, 1995.


     (The foregoing four plans are referred to herein as the "Prior Profit Sharing Plans".)

RESTATEMENT JANUARY 1, 2005         6                 INTRODUCTION (4-4119) -4

     Each Employee who was an active participant under one of the plans set forth above shall become an Active Participant under this Plan on the merger date. His entry date under the prior document is deemed to be his Entry Date under this Plan.

     An employee or former employee who was an inactive participant under one of the plans set forth above shall become an Inactive Participant under this Plan on the merger date. Eligibility for any benefits payable to him or on his behalf and the amount of benefits shall be determined according to the provisions of the prior document, unless otherwise stated in this document.




RESTATEMENT JANUARY 1, 2005          7                INTRODUCTION (4-4119) -4

                                   ARTICLE I

                            FORMAT AND DEFINITIONS

SECTION 1.01--FORMAT.

     Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise.

     These words and phrases have an initial capital letter to aid in identifying them as defined terms.

SECTION 1.02--DEFINITIONS.

     Account means, for a Participant, his share of the Plan Fund. Separate accounting records are kept for those parts of his Account that result from:

     (a) Voluntary Contributions

     (b) Elective Deferral Contributions

     (c) Matching Contributions

     (d) Profit Sharing Contributions

     (e) Rollover Contributions

     If the Participant's Vesting Percentage is less than 100% as to any of the Employer Contributions, a separate accounting record will be kept for any part of his Account resulting from such Employer Contributions and, if there has been a prior Forfeiture Date, from such Contributions made before a prior Forfeiture Date.

     A Participant's Account shall be reduced by any distribution of his Vested Account and by any Forfeitures. A Participant's Account shall participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Annuity Contract or other investment arrangement and to any expenses associated therewith.

     ACP Test means the nondiscrimination test described in Code Section 401(m)(2) as provided for in subparagraph (d) of the EXCESS AMOUNTS SECTION of Article III.

     Active Participant means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of Article II.

     ADP Test means the nondiscrimination test described in Code Section 401(k)(3) as provided for in subparagraph (c) of the EXCESS AMOUNTS SECTION of Article III.




RESTATEMENT JANUARY 1, 2005             8                ARTICLE I (4-4119) -4

     Affiliated Service Group means any group of corporations, partnerships or other organizations of which the Employer is a part and which is affiliated within the meaning of Code Section 414(m) and regulations thereunder. Such a group includes at least two organizations one of which is either a service organization (that is, an organization the principal business of which is performing services), or an organization the principal business of which is performing management functions on a regular and continuing basis. Such service is of a type historically performed by employees. In the case of a management organization, the Affiliated Service Group shall include organizations related, within the meaning of Code Section 144(a)(3), to either the management organization or the organization for which it performs management functions. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

     Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

     Annuity Contract means the annuity contract or contracts into which the Primary Employer enters with the Insurer for guaranteed benefits, for the investment of Contributions in separate accounts, and for the payment of benefits under this Plan. The term Annuity Contract as it is used in this Plan shall include the plural unless the context clearly indicates the singular is meant.

     Annuity Starting Date means, for a Participant, the first day of the first period for which an amount is payable as an annuity or any other form.

     Base Compensation means the base compensation paid to an Employee by an Employer in a Plan Year, excluding overtime pay and bonuses. For purposes of this Plan, Base Compensation taken into account for any Plan Year shall be limited to $110,000. Base Compensation shall not include elective amounts that are not includible in an Employee's gross income pursuant to Code Section 132(f)(4).

     Beneficiary means the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies. See the BENEFICIARY SECTION of Article X.

     Bonus Pay means Compensation that is paid to Active Participants as part of the Employee Equity and Profit Participation Program or any other bonus Compensation that the Active Participant can take in cash or defer into the Plan.

     Claimant means any person who makes a claim for benefits under this Plan. See the CLAIM AND APPEAL PROCEDURES SECTION of Article IX.

     Code means the Internal Revenue Code of 1986, as amended.

     Compensation means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III and Article XI, the total earnings, except as modified in this definition, paid or made available to an Employee by the Employer or a Predecessor Employer which did not maintain this Plan during any specified period. Earnings exclude earnings while a partner or proprietor of such Predecessor Employer.

     "Earnings" in this definition means wages within the meaning of Code
     Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code



RESTATEMENT JANUARY 1, 2005             9                ARTICLE I (4-4119) -4

     Sections 6041(d), 6051(a)(3), and 6052. Earnings must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). The amount reported in the "Wages, Tips and Other Compensation" box on Form W-2 satisfies this definition.

     For any Self-employed Individual, Compensation means Earned Income.

     For purposes of determining the allocation or amount of

          Matching Contributions
          Profit Sharing Contributions

     Compensation shall exclude the following:

          bonuses
          overtime pay

     Compensation shall also include elective contributions. For this purpose, elective contributions are amounts contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Section 125, 402(e)(3), 402(h)(1)(B), or 403(b). Elective contributions also include compensation deferred under a Code Section 457 plan maintained by the Employer and employee contributions "picked up" by a governmental entity and, pursuant to Code
     Section 414(h)(2), treated as Employer contributions. For years beginning after December 31, 1997, elective contributions shall also include amounts contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Section 132(f)(4).

     For purposes of the EXCESS AMOUNTS SECTION of Article III, the Employer may elect to use an alternative nondiscriminatory definition of Compensation in accordance with the regulations under Code Section 414(s).

     For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

     If a determination period consists of fewer than 12 months, the annual limit is an amount equal to the otherwise applicable annual limit multiplied by a fraction. The numerator of the fraction is the number of months in the short determination period, and the denominator of the fraction is 12.

     If Compensation for any prior determination period is taken into account in determining a Participant's contributions or benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that determination period. For this purpose, in determining contributions or benefits in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.



RESTATEMENT JANUARY 1, 2005             10                ARTICLE I (4-4119) -4

     Compensation means, for a Leased Employee, Compensation for the services the Leased Employee performs for the Employer, determined in the same manner as the Compensation of Employees who are not Leased Employees, regardless of whether such Compensation is received directly from the Employer or from the leasing organization.

     Contributions means

          Elective Deferral Contributions
          Matching Contributions
          Profit Sharing Contributions
          Voluntary Contributions
          Rollover Contributions

     as set out in Article III, unless the context clearly indicates only specific contributions are meant.

     Controlled Group means any group of corporations, trades, or businesses of which the Employer is a part that are under common control. A Controlled Group includes any group of corporations, trades, or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code Section 414(b), Code Section 414(c) and regulations thereunder and, for purposes of determining contribution limitations under the CONTRIBUTION LIMITATION SECTION of Article III, as modified by Code Section 415(h) and, for the purpose of identifying Leased Employees, as modified by Code Section 144(a)(3). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code Section 414(o) and the regulations thereunder.

     Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     Distributee means an Employee or former Employee. In addition, the Employee's (or former Employee's) surviving spouse and the Employee's (or former Employee's) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

     Earned Income means, for a Self-employed Individual, net earnings from self-employment in the trade or business for which this Plan is established if such Self-employed Individual's personal services are a material income producing factor for that trade or business. Net earnings shall be determined without regard to items not included in gross income and the deductions properly allocable to or chargeable against such items. Net earnings shall be reduced for the employer contributions to the Employer's qualified retirement plan(s) to the extent deductible under Code Section 404.

     Net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f) for taxable years beginning after December 31, 1989.

     Elective Deferral Contributions means contributions made by the Employer to fund this Plan in accordance with elective deferral agreements between Eligible Employees and the Employer.

     Elective deferral agreements shall be made, changed, or terminated according to the provisions of the EMPLOYER CONTRIBUTIONS SECTION of
     Article III.


RESTATEMENT JANUARY 1, 2005             11                ARTICLE I (4-4119) -4

     Elective Deferral Contributions shall be 100% vested and subject to the distribution restrictions of Code Section 401(k) when made. See the WHEN BENEFITS START SECTION of Article V.

     Eligibility Service means an Employee's Period of Service. Eligibility Service shall be measured from his Employment Commencement Date to his most recent Severance Date. Eligibility Service shall be reduced by any Period of Severance that occurred prior to his most recent Severance Date, unless such Period of Severance is included under the service spanning rule below. This period of Eligibility Service shall be expressed as months (on the basis that 30 days equal one month).

     However, Eligibility Service is modified as follows:

     Period of Military Duty included:

          A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited.

     Period of Severance included (service spanning rule):

          A Period of Severance shall be deemed to be a Period of Service under either of the following conditions:

          (a) the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months; or

          (b) the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.

     Controlled Group service included:

          An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

     Eligible Employee means any Employee of the Employer who meets the following requirement. His employment classification with the Employer is the following:

          Not a nonresident alien, within the meaning of Code Section 7701(b)(1)(B), who receives no earned income, within the meaning of Code Section 911(d)(2), from the Employer which constitutes income from sources within the United States, within the meaning of Code
          Section 861(a)(3), or who receives such earned income but it is all exempt from income tax in the United States under the terms of an income tax convention.

          Not a Leased Employee.

     All employees of the United States organizations that are included in the Controlled Group are eligible for the Plan once they meet any minimum age and/or service requirements and the Employer has elected to adopt this Plan with the consent of the Primary Employer.



RESTATEMENT JANUARY 1, 2005             12                ARTICLE I (4-4119) -4

     Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) received after December 31, 1998; (iv) the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (v) any other distribution(s) that is reasonably expected to total less than $200 during a year.

     Employee means an individual who is employed by the Primary Employer or any other employer required to be aggregated with the Primary Employer under Code Sections 414(b), (c), (m), or (o).

     The term Employee shall include any Self-employed Individual treated as an employee of any employer described in the preceding paragraph as provided in Code Section 401(c)(1). The term Employee shall not include any Leased Employee deemed to be an employee of any employer described in the preceding paragraph as provided in Code Section 414(n) or (o).

     Employer means any employer that adopts this Plan and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)) or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the Primary Employer pursuant to regulations under Code Section 414(o), in each case that adopts this Plan with the consent of the Primary Employer. All members of the Controlled Group who are participating in this Plan as of September 30, 2002 will continue to be participating Employers in this Plan after September 30, 2002. All entities which become a member of the Controlled Group after September 30, 2002 may adopt this Plan with the consent of the Primary Employer and the Employees of such adopting Employer will be eligible to participate in this Plan on the Monthly Date designated by the adopting Employer and the Primary Employer.

     Employer Contributions means

          Elective Deferral Contributions
          Matching Contributions
          Profit Sharing Contributions

     as set out in Article III and contributions made by the Employer to fund this Plan in accordance with the provisions of the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI, unless the context clearly indicates only specific contributions are meant.

     Employment Commencement Date means the date an Employee first performs an Hour-of-Service.


RESTATEMENT JANUARY 1, 2005             13                ARTICLE I (4-4119) -4

     Entry Date means the date an Employee first enters the Plan as an Active Participant. See the ACTIVE PARTICIPANT SECTION of Article II.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     Fiscal Year means the Primary Employer's taxable year. The last day of the Fiscal Year is December 31.

     Forfeiture means the part, if any, of a Participant's Account that is forfeited. See the FORFEITURES SECTION of Article Ill.

     Forfeiture Date means, as to a Participant, the date the Participant incurs five consecutive Vesting Breaks in Service.

     Highly Compensated Employee means any Employee who:

     (a) was a 5-percent owner at any time during the year or the preceding year, or

     (b) for the preceding year had compensation from the Employer in excess of $80,000 and, if the Employer so elects, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

     For this purpose the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. If the Employer makes a calendar year data election, the look-back year shall be the calendar year beginning with or within the look-back year. The Plan may not use such election to determine whether Employees are Highly Compensated Employees on account of being a 5-percent owner.

     In determining who is a Highly Compensated Employee, the Employer does not make a top-paid group election. In determining who is a Highly Compensated Employee, the Employer does not make a calendar year data election.

     Calendar year data elections and top-paid group elections, once made, apply for all subsequent years unless changed by the Employer. If the Employer makes one election, the Employer is not required to make the other. If both elections are made, the look-back year in determining the top-paid group must be the calendar year beginning with or within the look-back year. These elections must apply consistently to the determination years of all plans maintained by the Employer which reference the highly compensated employee definition in Code Section 414(q), except as provided in Internal Revenue Service Notice 97-45 (or superseding guidance). The consistency requirement will not apply to determination years beginning with or within the 1997 calendar year, and for determination years beginning on or after January 1, 1998 and before January 1, 2000, satisfaction of the consistency requirement is determined without regard to any nonretirement plans of the Employer.

     The determination of who is a highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Internal Revenue Service Notice 97-45.


RESTATEMENT JANUARY 1, 2005             14                ARTICLE I (4-4119) -4

     In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the compensation that is considered, and the identity of the 5-percent owners, shall be made in accordance with Code Section 414(q) and the regulations thereunder.

     Hour-of-Service means, for the elapsed time method of crediting service in this Plan, each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer. Hour-of-Service means, for the hours method of crediting service in this Plan, the following:

     (a) Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

     (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer because of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit will be given to the Employee:

          (1) for more than 501 Hours-of-Service under this subparagraph (b) because of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period); or

          (2) for an Hour-of-Service for which the Employee is directly or indirectly paid, or entitled to payment, because of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's or workmen's compensation, or unemployment compensation, or disability insurance laws; or

          (3) for an Hour-of-Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

          For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours-of-Service shall not be credited both under subparagraph (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours-of-Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above will be subject to the limitations set forth in that subparagraph.




RESTATEMENT JANUARY 1, 2005             15                ARTICLE I (4-4119) -4

     The crediting of Hours-of-Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing such rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining hours of service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of hours of service to computation periods.

     Hours-of-Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code Sections 414(b),
     (c), (m), or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours-of-Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or (o) and the regulations thereunder.

     Solely for purposes of determining whether a one-year break in service has occurred for eligibility or vesting purposes, during a Parental Absence an Employee shall be credited with the Hours-of-Service which otherwise would normally have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours-of-Service per day of such absence. The Hours-of-Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

     Inactive Participant means a former Active Participant who has an Account. See the INACTIVE PARTICIPANT SECTION of Article II.

     Insurance Policy means, for a Participant, the life insurance policy or policies on his life issued by the Insurer as provided in Article IV. The term Insurance Policy as it is used in this Plan shall include the plural unless the context clearly indicates the singular is meant.

     Insurer means Principal Life Insurance Company and any other insurance company or companies named by the Trustee or Primary Employer.

     Investment Fund means the total of Plan assets, excluding the cash value of any Insurance Policy and the guaranteed benefit policy portion of any Annuity Contract. All or a portion of these assets may be held under the Trust Agreement.

     The Investment Fund shall be valued at current fair market value as of the Valuation Date. The valuation shall take into consideration investment earnings credited, expenses charged, payments made, and changes in the values of the assets held in the Investment Fund.

     The Investment Fund shall be allocated at all times to Participants, except as otherwise expressly provided in the Plan. The Account of a Participant shall be credited with its share of the gains and losses of the Investment Fund. That part of a Participant's Account invested in a funding arrangement which establishes one or more accounts or investment vehicles for such Participant thereunder shall be credited with the gain or loss from such accounts or investment vehicles. The part of a Participant's Account which is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant's Account



RESTATEMENT JANUARY 1, 2005             16                ARTICLE I (4-4119) -4
     invested in such funding arrangement to the total of the Investment Fund invested in such funding arrangement.

     Investment Manager means any fiduciary (other than a trustee or Named Fiduciary)

     (a) who has the power to manage, acquire, or dispose of any assets of the Plan;

     (b) who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (iii) is a bank, as defined in that Act; or (iv) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

     (c) who has acknowledged in writing being a fiduciary with respect to the Plan.

     Late Retirement Date means the first day of any month which is after a Participant's Normal Retirement Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the earliest first day of the month on or after the date he ceases to be an Employee. An earlier or a later Retirement Date may apply if the Participant so elects. An earlier Retirement Date may apply if the Participant is age 70 1/2. See the WHEN BENEFITS START SECTION of Article V.

     Leased Employee means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization to a Leased Employee, which are attributable to service performed for the recipient employer, shall be treated as provided by the recipient employer.

     A Leased Employee shall not be considered an employee of the recipient if:

     (a)  such employee is covered by a money purchase pension plan providing
          (i) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but for years beginning before January 1, 1998, including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), (ii) immediate participation, and (iii) full and immediate vesting, and

     (b) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.




RESTATEMENT JANUARY 1, 2005             17                ARTICLE I (4-4119) -4

     Loan Administrator means the person(s) or position(s) authorized to administer the Participant loan program.

     The Loan Administrator is Magna International Inc.

     Matching Contributions means contributions made by the Employer to fund this Plan which are contingent on a Participant's Elective Deferral Contributions. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

     Monthly Date means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

     Named Fiduciary means the person or persons who have authority to control and manage the operation and administration of the Plan.

     The Named Fiduciary is Magna International Inc.

     Nonhighly Compensated Employee means an Employee of the Employer who is not a Highly Compensated Employee.

     Nonvested Account means the excess, if any, of a Participant's Account over his Vested Account.

     Normal Retirement Age means the age at which the Participant's normal retirement benefit becomes nonforfeitable if he is an Employee. A Participant's Normal Retirement Age is 60.

     Normal Retirement Date means the earliest first day of the month on or after the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant's retirement benefits shall begin on a Participant's Normal Retirement Date if he has ceased to be an Employee on such date and has a Vested Account. However, retirement benefits shall not begin before the later of age 62 or his Normal Retirement Age, unless the qualified election procedures of the ELECTION PROCEDURES SECTION of Article VI are met. Even if the Participant is an Employee on his Normal Retirement Date, he may choose to have his retirement benefit begin on such date. See the WHEN BENEFITS START SECTION of Article V.

     Owner-employee means a Self-employed Individual who, in the case of a sole proprietorship, owns the entire interest in the unincorporated trade or business for which this Plan is established. If this Plan is established for a partnership, an Owner-employee means a Self-employed Individual who owns more than 10 percent of either the capital interest or profits interest in such partnership.

     Parental Absence means an Employee's absence from work:

     (a)  by reason of pregnancy of the Employee,

     (b)  by reason of birth of a child of the Employee,

     (c) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or



RESTATEMENT JANUARY 1, 2005             18                ARTICLE I (4-4119) -4

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Participant means either an Active Participant or an Inactive Participant.

Participant Contributions means Voluntary Contributions as set out in Article
III.

Period of Military Duty means, for an Employee

(a)  who served as a member of the armed forces of the United States, and

(b) who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U. S. Code,

the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed.

Period of Service means a period of time beginning on an Employee's Employment Commencement Date or Reemployment Commencement Date (whichever applies) and ending on his Severance Date.

Period of Severance means a period of time beginning on an Employee's Severance Date and ending on the date he again performs an Hour-of-Service.

A one-year Period of Severance means a Period of Severance of 12 consecutive months.

Solely, for purposes of determining whether a one-year Period of Severance has occurred for eligibility or vesting purposes, the consecutive 12-month period beginning on the first anniversary of the first date of a Parental Absence shall not be a one-year Period of Severance.

Plan means the retirement savings plan of the Employer set forth in this document, including any later amendments to it.

Plan Administrator means the person or persons who administer the Plan.

The Plan Administrator is Magna International Inc.

Plan Fund means the total of the Investment Fund, the guaranteed benefit policy portion of any Annuity Contract, and the cash value of any Insurance Policy. The Investment Fund shall be valued as stated in its definition. The guaranteed benefit policy portion of any Annuity Contract shall be determined in accordance with the terms of the Annuity Contract and, to the extent that such Annuity Contract allocates contract values to Participants, allocated to Participants in accordance with its terms. The cash value of any Insurance Policy shall be stated in such policy. The total value of all amounts held under the Plan Fund shall equal the value of the aggregate Participants' Accounts under the Plan.

Plan Year means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

Predecessor Employer means a firm of which the Employer was once a part (e.g., due to a spinoff or change of corporate status) or a firm absorbed by the Employer because of a merger or acquisition


RESTATEMENT JANUARY 1, 2005             19                ARTICLE I (4-4119) -4

     (stock or asset, including a division or an operation of such company) which maintained this Plan or which the Primary Employer determines to treat as a Predecessor Employer.

     Service with a Predecessor Employer which did not maintain this Plan may be included as service with the Employer for purposes of eligibility, vesting and/or for determining the number of "Points" as defined in the ALLOCATION SECTION of Article III, as determined by the Primary Employer.

     Primary Employer means Magna International of America, Inc.

     Profit Sharing Contributions means profit sharing contributions made by the Employer to fund a portion of this Plan. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

     Qualified Matching Contributions means Matching Contributions which are 100% vested and subject to the distribution restrictions of Code Section 401(k) when made. See the EMPLOYER CONTRIBUTIONS SECTION of Article III and the WHEN BENEFITS START SECTION of Article V.

     Qualifying Employer Securities means any security which is issued by the Employer or any Controlled Group member and which meets the requirements of Code Section 409(1) and ERISA Section 407(d)(5). This shall also include any securities that satisfied the requirements of the definition when these securities were assigned to the Plan.

     Qualifying Employer Securities Fund means that part of the assets of the Trust Fund that are designated to be held primarily or exclusively in Qualifying Employer Securities for the purpose of providing benefits for Participants.

     Quarterly Date means each January 1, April 1, July 1 and October 1.

     Reemployment Commencement Date means the date an Employee first performs an Hour-of-Service following a Period of Severance.

     Reentry Date means the date a former Active Participant reenters the Plan. See the ACTIVE PARTICIPANT SECTION of Article II.

     Retirement Date means the date a retirement benefit will begin and is a Participant's Normal or Late Retirement Date, as the case may be.

     Rollover Contributions means the Rollover Contributions which are made by an Eligible Employee or an Inactive Participant according to the provisions of the ROLLOVER CONTRIBUTIONS SECTION of Article III.

     Self-employed Individual means, with respect to any Fiscal Year, an individual who has Earned Income for the Fiscal Year (or who would have Earned Income but for the fact the trade or business for which this Plan is established did not have net profits for such Fiscal Year).

     Severance Date means the earlier of:

     (a) the date on which an Employee quits, retires, dies, or is discharged, or


RESTATEMENT JANUARY 1, 2005             20                ARTICLE I (4-4119) -4

     (b) the first anniversary of the date an Employee begins a one-year absence from service (with or without pay). This absence may be the result of any combination of vacation, holiday, sickness, disability, leave of absence or layoff.

     Solely to determine whether a one-year Period of Severance has occurred for eligibility or vesting purposes for an Employee who is absent from service beyond the first anniversary of the first day of a Parental Absence, Severance Date is the second anniversary of the first day of the Parental Absence. The period between the first and second anniversaries of the first day of the Parental Absence is not a Period of Service and is not a Period of Severance.

     Totally and Permanently Disabled means that a Participant is disabled, as a result of a bodily injury, disease or mental disorder, to the extent that he is incapable of continuing in the employment of the Employer that employs him. The disability of any Participant shall be certified by two duly qualified physicians as determined by the Plan Administrator.

     Trust Agreement means an agreement or agreements of trust between the Primary Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust Agreement may provide for the investment of all or any portion of the Trust Fund in the Annuity Contract and any Insurance Policy or any other investment arrangement.

     Trust Fund means the total funds held under an applicable Trust Agreement. The term Trust Fund when used within a Trust Agreement shall mean only the funds held under that Trust Agreement.

     Trustee means the party or parties named in the applicable Trust Agreement. The term Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates the singular is meant.

     Valuation Date means the date on which the value of the assets of the Investment Fund is determined. The value of each Account which is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Plan Administrator, Trustee, or Insurer (whichever applies), assets of the Investment Fund may be valued more frequently. These dates shall also be Valuation Dates.

     Vested Account means the vested part of a Participant's Account. The Participant's Vested Account is determined as follows.

     If the Participant's Vesting Percentage is 100%, his Vested Account equals his Account.

     If the Participant's Vesting Percentage is less than 100%, his Vested Account equals the sum of (a) and (b) below:

     (a) The part of the Participant's Account that results from Employer Contributions made before a prior Forfeiture Date and all other Contributions which were 100% vested when made.

     (b)  The balance of the Participant's Account in excess of the amount in
          (a) above multiplied by his Vesting Percentage.


RESTATEMENT JANUARY 1, 2005             21                ARTICLE I (4-4119) -4

     If the Participant has withdrawn any part of his Account resulting from Employer Contributions, other than the vested Employer Contributions included in (a) above, the amount determined under this subparagraph (b) shall be equal to P(AB + D) - D as defined below:

     P    The Participant's Vesting Percentage.

     AB   The balance of the Participant's Account in excess of the amount in
          (a) above.

     D The amount of the withdrawal resulting from Employer Contributions, other than the vested Employer Contributions included in (a) above.

     The Participant's Vested Account is nonforfeitable.

     Vesting Break in Service means a Vesting Computation Period in which an Employee is credited with 500 or fewer Hours-of-Service. An Employee incurs a Vesting Break in Service on the last day of a Vesting Computation Period in which he has a Vesting Break in Service.

     Vesting Computation Period means a consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before August 1, 1992.

     Vesting Percentage means the percentage used to determine the nonforfeitable portion of a Participant's Account attributable to Employer Contributions which were not 100% vested when made.

     A Participant's Vesting Percentage attributable to Contributions made under the Davis Employees' 401(k) Plan or the Davis Industries, Inc. Deferred Compensation Profit Sharing Thrift Plan prior to merging with this Plan is shown in the following schedule opposite the number of whole years of his Vesting Service.

                    VESTING SERVICE                         VESTING
                     (whole years)                        PERCENTAGE

                      Less than 2                               0
                       2 or more                              100

     A Participant's Vesting Percentage for Profit Sharing Contributions is shown in the following schedule opposite the number of whole years of his Vesting Service.

                    VESTING SERVICE                         VESTING
                     (whole years)                        PERCENTAGE

                      Less than 1                               0
                           1                                   30
                           2                                   40
                           3                                   60
                           4                                   80
                      5 or more                               100


RESTATEMENT JANUARY 1, 2005             22                ARTICLE I (4-4119) -4

     The Vesting Percentage for a Participant who is an Employee on or after the date he reaches Normal Retirement Age shall be 100%. The Vesting Percentage for a Participant who is an Employee on the date he becomes Totally and Permanently Disabled or dies shall be 100%.

     In the event of a Participant being permanently laid-off, if, in the opinion of the Employer that employs him, there is no other suitable employment for such Participant with the Employer, all amounts in such Participant's Account shall become 100% vested.

     If the schedule used to determine a Participant's Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he is credited with an Hour-of-Service on or after the date of the change and the Participant's nonforfeitable percentage on the day before the date of the change is not reduced under this Plan. The amendment provisions of the AMENDMENTS SECTION of Article X regarding changes in the computation of the Vesting Percentage shall apply.

     Vesting Service means one year of service for each Vesting Computation Period in which an Employee is credited with at least 1,000
     Hours-of-Service.

     However, Vesting Service is modified as follows: Period of Military Duty included:

          A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited (without regard to the 501 Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

     Controlled Group service included:

          An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

     Voluntary Contributions means contributions by a Participant that are not required as a condition of employment, of participation, or for obtaining additional benefits from the Employer Contributions. See the VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS SECTION of Article III.

     Yearly Date means August 1, 1992, and each following January 1.

     Years of Service means an Employee's Vesting Service disregarding any modifications which exclude service.



RESTATEMENT JANUARY 1, 2005             23              ARTICLE I (4-4119) -4

                                  ARTICLE II

                                 PARTICIPATION

SECTION 2.01--ACTIVE PARTICIPANT.

     (a) An Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Monthly Date on which he is an Eligible Employee and has met both of the eligibility requirements set forth below. This date is his Entry Date.

          (1) He has completed six months of Eligibility Service before his Entry Date.

          (2)  He is age 18 or older.

     (b) Effective March 1, 2005, for purposes of Elective Deferral Contributions and Rollover Contributions, and effective April 1, 2005, for purposes of Voluntary Contributions, an Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest date on which he is an Eligible Employee. This date is his Entry Date. This Entry Date shall be used to determine if a Participant is an Active Participant for purposes of any minimum contribution or allocation under the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI.

          For purposes of Matching Contributions, an Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Monthly Date on which he is an Eligible Employee and has met both of the eligibility requirements set forth below. This date is his Entry Date.

          (1) He has completed six months of Eligibility Service before his Entry Date.

          (2)  He is age 18 or older.

          For purposes of Profit Sharing Contributions, an Employee shall first become an Active Participant (begin active participation in the Plan) on the first day of the Plan Year if he is employed by an Employer on the last day of the Plan Year and if he had 1,000 Hours-of-Service in the Plan Year (or in his initial period of employment ending in the Plan Year).

          Each Employee who was an Active Participant under the Plan on December 31, 2004, shall continue to be an Active Participant if he is still an Eligible Employee on January 1, 2005, and his Entry Date shall not change.

          If service with a Predecessor Employer is counted for purposes of Eligibility Service, an Employee shall be credited with such service on the date he becomes an Employee and shall become an Active Participant on the earliest Monthly Date on which he is an Eligible Employee and has met all of the eligibility requirements above. This date is his Entry Date.

          If a person has been an Eligible Employee who has met all of the eligibility requirements above, but is not an Eligible Employee on the date which would have been his Entry Date, he shall


RESTATEMENT JANUARY 1, 2005             24              ARTICLE II (4-4119) -4
          become an Active Participant on the date he again becomes an Eligible Employee. This date is his Entry Date.

          In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become an Active Participant immediately if such Eligible Employee has satisfied the eligibility requirements above and would have otherwise previously become an Active Participant had he met the definition of Eligible Employee. This date is his Entry Date.

     (c) An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. Notwithstanding the foregoing, an Inactive Participant, for purposes of Profit Sharing Contributions, shall again become a Participant as of the January 1 coincident with or next preceding the date on which he again becomes an Eligible Employee. If the Participant continues in employment until the last day of the Plan Year and has 1,000 Hours-of-Service in the Plan Year (and is otherwise entitled to a Contribution under section 3.01(c)), a Profit Sharing Contribution shall be made on the Participant's behalf taking into account his "Points" as defined in the ALLOCATION SECTION of Article III attributable to his combined earnings and service for the Plan Year. This date is his Reentry Date.

     Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

     (d) A former Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

     There shall be no duplication of benefits for a Participant under this Plan because of more than one period as an Active Participant.

SECTION 2.02--INACTIVE PARTICIPANT.

     An Active Participant shall become an Inactive Participant (stop accruing benefits under the Plan) on the earlier of the following:

     (a)  the date the Participant ceases to be an Eligible Employee, or

     (b) the effective date of complete termination of the Plan under Article VIII.

     Any Participant who fails to meet, in any Plan Year, the eligibility requirements for purposes of Profit Sharing Contributions set forth above, shall be considered an Inactive Participant for that Plan Year for purposes of Profit Sharing Contributions.

     An Employee or former Employee who was an Inactive Participant under the Plan on December 31, 2004, shall continue to be an Inactive Participant on January 1, 2005. Eligibility for any benefits payable to the Participant or on his behalf and the amount of the benefits shall be determined according to the provisions of the prior document, unless otherwise stated in this document.


RESTATEMENT JANUARY 1, 2005             25              ARTICLE II (4-4119) -4

SECTION 2.03--CESSATION OF PARTICIPATION.

     A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and his Account is zero.


RESTATEMENT JANUARY 1, 2005             26              ARTICLE II (4-4119) -4

                                  ARTICLE III

                                 CONTRIBUTIONS

SECTION 3.01--EMPLOYER CONTRIBUTIONS.

     Employer Contributions shall be made without regard to current or accumulated net income, earnings or profits of the Employer. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412, and 417. Such Contributions shall be equal to the Employer Contributions as described below:

     (a) The amount of each Elective Deferral Contribution for a Participant shall be equal to a portion of Compensation as specified in the elective deferral agreement. An Employee who is eligible to participate in the Plan may file an elective deferral agreement with the Employer. The Participant shall modify or terminate the elective deferral agreement by filing a new elective deferral agreement. The elective deferral agreement may not be made retroactively and shall remain in effect until modified or terminated.

          The elective deferral agreement to start or modify Elective Deferral Contributions shall be effective on the first day of the first pay period following the pay period in which the Participant's Entry Date (Reentry Date, if applicable) or any following Quarterly Date (effective March 1, 2005, any date) occurs. The elective deferral agreement must be entered into on or before the date it is effective.

          The elective deferral agreement to stop Elective Deferral Contributions may be entered into on any date. Such elective deferral agreement shall be effective on the first day of the pay period following the pay period in which the elective deferral agreement is entered into.

          Elective Deferral Contributions must be a whole percentage of Compensation and cannot be less than 2% nor more than 50% of Compensation. Elective Deferral Contributions based on Bonus Pay must be a whole percentage of Compensation and cannot be less than 2% nor more than 100% of the Bonus Pay.

          Elective Deferral Contributions are fully (100%) vested and nonforfeitable.

     (b) The Employer may make discretionary Matching Contributions. The percentage of Elective Deferral Contributions matched, if any, shall be a percentage as determined by the Employer. If the Employer makes a Matching Contribution, the percentage of Elective Deferral Contributions matched shall not be more than 100%.

          Elective Deferral Contributions which result from Bonus Pay will not be matched.

          Matching Contributions are calculated based on Elective Deferral Contributions and Compensation for the pay period. Matching Contributions are made for all persons who were Active Participants at any time during that pay period and whose cash remuneration from the Employer does not include a share of the profit generated by the location at which he is employed.



RESTATEMENT JANUARY 1, 2005             27             ARTICLE III (4-4119) -4

          For members of a bargaining unit, should the Matching Contributions in the current collective bargaining agreement differ from the Matching Contributions otherwise determined by the Employer in this section, the provisions of the current collective bargaining agreement shall prevail.

          Any percentage determined by the Employer shall apply to all eligible persons for the entire Plan Year unless the Employer elects to suspend the Matching Contributions for the Plan Year and notifies all Active Participants in advance of the change.

          Matching Contributions are Qualified Matching Contributions. These Contributions are 100% vested and subject to the distribution restrictions of Code Section 401(k) when made.

     (c) Profit Sharing Contributions may be made for each Plan Year in an amount equal to the greater of (i) 7% of the "pre-tax profits before profit sharing" (as defined in Magna's Corporate Constitution) for such year (in establishing the income, the rates of currency exchange used to determine the parent's consolidated income shall be used); or (ii) 3.5% of aggregate Base Compensation for all Active Participants.

          (i) Four-sevenths (4/7) of such amount shall be contributed as a Profit Sharing Contribution and shall be invested in Qualifying Employer Securities (the "Employer Stock Subaccount").

          (ii) Three-sevenths (3/7) of such amount shall be contributed as a Profit Sharing Contribution that Participants can choose to invest in any of the investment options available under the Plan (the "Investment Fund Subaccount").

          Profit Sharing Contributions will not be made for an Employee who is entitled to receive cash remuneration from the Employer which includes a share of the profit of the Employer or the particular group, division or subsidiary at which he is employed.

          Profit Sharing Contributions are subject to the Vesting Percentage.

     Amounts transferred to this Plan from the Prior Profit Sharing Plans shall be allocated to the Employer Stock Subaccount.

     No Participant shall be permitted to have Elective Deferral
Contributions, as defined in the EXCESS AMOUNTS SECTION of this article, made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Code
Section 402(g) in effect at the beginning of such taxable year.

     An elective deferral agreement (or change thereto) must be made in such manner and in accordance with such rules as the Plan Administrator may prescribe (including by means of voice response or other electronic system under circumstances the Plan Administrator permits) and may not be made retroactively.

     Employer Contributions are allocated according to the provisions of the ALLOCATION SECTION of this article.



RESTATEMENT JANUARY 1, 2005             28             ARTICLE III (4-4119) -4

     The Employer may make all or any portion of the Profit Sharing Contributions, which are to be invested in Qualifying Employer Securities, to the Trustee in the form of Qualifying Employer Securities.

     A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date the Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and
Article VIII, the assets of the Plan shall never be used for the benefit of the Employer and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

SECTION 3.01A--VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS.

     Effective April 1, 2005, an Active Participant may make Voluntary Contributions in accordance with nondiscriminatory procedures set up by the Plan Administrator.

     A Participant's participation in the Plan is not affected by stopping or changing Voluntary Contributions. An Active Participant's request to start, change or stop his Voluntary Contributions must be made in a manner and in accordance with such rules as the Plan Administrator may prescribe (including by means of voice response or other electronic system under circumstances the Plan Administrator permits).

     Voluntary Contributions shall be credited to the Participant's Account when made.

     The part of the Participant's Account resulting from Voluntary Contributions is fully (100%) vested and nonforfeitable at all times.

SECTION 3.01 B--ROLLOVER CONTRIBUTIONS.

     A Rollover Contribution may be made by an Eligible Employee or an Inactive Participant if the following conditions are met:

     (a) The Contribution is of amounts distributed from a plan that satisfies the requirements of Code Section 401(a) or from a "conduit" individual retirement account described in Code Section 408(d)(3)(A). In the case of an Inactive Participant, the Contribution must be of an amount distributed from another plan of the Employer, or a plan of a Controlled Group member, that satisfies the requirements of Code Section 401(a).

     (b) The Contribution is of amounts that the Code permits to be transferred to a plan that meets the requirements of Code Section 401(a).

     (c)  The Contribution is made in the form of a direct rollover under Code
          Section 401(a)(31) or is a rollover made under Code Section 402(c) or 408(d)(3)(A) within 60 days after the Eligible Employee or Inactive Participant receives the distribution.

     (d) The Eligible Employee or Inactive Participant furnishes evidence satisfactory to the Plan Administrator that the proposed rollover meets conditions (a), (b), and (c) above.



RESTATEMENT JANUARY 1, 2005             29             ARTICLE III (4-4119) -4

     A Rollover Contribution shall be allowed in cash only and must be made according to procedures set up by the Plan Administrator.

     If the Eligible Employee is not an Active Participant when the Rollover Contribution is made, he shall be deemed to be an Active Participant only for the purpose of investment and distribution of the Rollover Contribution. Employer Contributions shall not be made for or allocated to the Eligible Employee and he may not make Participant Contributions until the time he meets all of the requirements to become an Active Participant.

     Rollover Contributions made by an Eligible Employee or an Inactive Participant shall be credited to his Account. The part of the Participant's Account resulting from Rollover Contributions is fully (100%) vested and nonforfeitable at all times. A separate accounting record shall be maintained for that part of his Rollover Contributions consisting of voluntary contributions which were deducted from the Participant's gross income for Federal income tax purposes.

SECTION 3.02--FORFEITURES.

     The Nonvested Account of a Participant shall be forfeited as of the earlier of the following:

     (a) the date the Participant dies (if prior to such date he had ceased to be an Employee), or

     (b)  the Participant's Forfeiture Date.

All or a portion of a Participant's Nonvested Account shall be forfeited before such earlier date if, after he ceases to be an Employee, he receives, or is deemed to receive, a distribution of his entire Vested Account or a distribution of his Vested Account derived from Employer Contributions which were not 100% vested when made, under the RETIREMENT BENEFITS SECTION of Article V, the VESTED BENEFITS SECTION of Article V, or the SMALL AMOUNTS SECTION of Article X. The forfeiture shall occur as of the date the Participant receives, or is deemed to receive, the distribution. If a Participant receives, or is deemed to receive, his entire Vested Account, his entire Nonvested Account shall be forfeited. If a Participant receives a distribution of his Vested Account from Employer Contributions which were not 100% vested when made, but less than his entire Vested Account from such Contributions, the amount to be forfeited shall be determined by multiplying his Nonvested Account from such Contributions by a fraction. The numerator of the fraction is the amount of the distribution derived from Employer Contributions which were not 100% vested when made and the denominator of the fraction is his entire Vested Account derived from such Contributions on the date of distribution.

     A Forfeiture shall also occur as provided in the EXCESS AMOUNTS SECTION of this article.

     Forfeitures shall be determined at least once during each Plan Year. Forfeitures may first be used to pay administrative expenses. Forfeitures of Matching Contributions which relate to excess amounts as provided in the EXCESS AMOUNTS SECTION of this article, which have not been used to pay administrative expenses, shall be applied to reduce the earliest Employer Contributions made after the Forfeitures are determined. Any other Forfeitures which have not been used to pay administrative expenses shall be allocated as of the last day of the Plan Year in which such Forfeitures are determined as provided in the ALLOCATION SECTION of this article. Upon their allocation to Accounts, or application to reduce Employer Contributions, Forfeitures shall be deemed to be Employer Contributions.


RESTATEMENT JANUARY 1, 2005             30             ARTICLE III (4-4119) -4

     If a Participant again becomes an Eligible Employee after receiving a distribution which caused all or a portion of his Nonvested Account to be forfeited, he shall have the right to repay to the Plan the entire amount of the distribution he received (excluding any amount of such distribution resulting from Contributions which were 100% vested when made). The repayment must be made in a single sum (repayment in installments is not permitted) before the earlier of the date five years after the date he again becomes an Eligible Employee or the end of the first period of five consecutive Vesting Breaks in Service which begin after the date of the distribution.

     If the Participant makes the repayment above, the Plan Administrator shall restore to his Account an amount equal to his Nonvested Account which was forfeited on the date of distribution, unadjusted for any investment gains or losses. If no amount is to be repaid because the Participant was deemed to have received a distribution, or only received a distribution of Contributions which were 100% vested when made, and he again performs an Hour-of-Service as an Eligible Employee within the repayment period, the Plan Administrator shall restore the Participant's Account as if he had made a required repayment on the date he performed such Hour-of-Service. Restoration of the Participant's Account shall include restoration of all Code Section 411(d)(6) protected benefits with respect to that restored Account, according to applicable Treasury regulations. Provided, however, the Plan Administrator shall not restore the Nonvested Account if (i) a Forfeiture Date has occurred after the date of the distribution and on or before the date of repayment and (ii) that Forfeiture Date would result in a complete forfeiture of the amount the Plan Administrator would otherwise restore.

     The Plan Administrator shall restore the Participant's Account by the close of the Plan Year following the Plan Year in which repayment is made. Permissible sources for the restoration of the Participant's Account are Forfeitures or special Employer Contributions. Such special Employer Contributions shall be made without regard to profits. The repaid and restored amounts are not included in the Participant's Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

SECTION 3.03--ALLOCATION.

     (a) Elective Deferral Contributions shall be allocated to Participants for whom such Contributions are made under the EMPLOYER
          CONTRIBUTIONS SECTION of this article. Such Contributions shall be allocated when made and credited to the Participant's Elective Deferral Contributions Account.

     (b) Matching Contributions shall be allocated to the persons for whom such Contributions are made under the EMPLOYER CONTRIBUTIONS SECTION of this article. Such Contributions shall be allocated when made and credited to the Participant's Matching Contributions Account.

     (c) As of the end of each Plan Year, the Plan Administrator shall determine the number of points ("Points") for each Participant based upon his or her Adjusted Base Compensation. A Participant's "Adjusted Base Compensation" shall be determined by multiplying the Base Compensation received by the Participant or payable to him or her in respect of the Plan Year by the appropriate multiplier from the following schedule:


RESTATEMENT JANUARY 1, 2005             31             ARTICLE III (4-4119) -4

         Number of Continuous
            Years of Service                       Points Multiplier
            ----------------                       -----------------

                     1                                    1.0
                     2                                    2.0
                     3                                    2.1
                     4                                    2.2
                     5                                    2.3

                     6                                    2.4
                     7                                    2.5
                     8                                    2.6
                     9                                    2.7
                    10                                    2.8

                    11                                    2.9
                    12                                    3.0
              More than 12                                3.0

     One Point shall be awarded to a Participant for each $100 of his Adjusted Base Compensation. No Points shall be awarded for amounts of Adjusted Base Compensation of less than $100. For the purpose of this section, an Active Participant shall be deemed to have "Continuous Years of Service" if any period of interruption in his or her Years of Service is less than his or her accumulated Years of Service as of the date of commencement of the interruption.

     Base Compensation for the purpose of this section shall be imputed for a minimum of one month and a maximum of 12 months to a Participant who, on or after the effective date, becomes disabled and is covered for disability benefits under an Employer's disability plan or who commences a maternity or paternity leave. The Base Compensation for any such Participant shall be determined by projecting the average monthly Base Compensation paid during the portion of the Plan Year in which the Participant's disability or maternity (paternity) leave commenced or, if the Participant received no Base Compensation during that Plan Year, during the most recent Plan Year in which the Participant received Base Compensation from an Employer. The Participant shall share in allocations of contributions and forfeitures on the basis of such imputed Base Compensation.

     Each Participant who has completed 1,000 Hours-of-Service during a Plan Year and is employed at the end of such Plan Year shall be eligible for an allocation of Profit Sharing Contributions and related forfeitures. An Employee who becomes disabled and is covered for disability benefits under an Employer's disability plan or who commences a maternity or paternity leave will be credited with the Hours-of-Service during the period of disability or maternity (paternity) leave on the basis of the number of hours for which the Employee would have received Compensation in the absence of the disability or maternity (paternity) leave. Notwithstanding the foregoing, a Participant who has attained age 55 and retires during the Plan Year shall be entitled to an allocation determined as follows:

     (i) Points shall be determined in accordance with this section, based on Base Compensation paid in the year of retirement to retirement date.


RESTATEMENT JANUARY 1, 2005             32             ARTICLE III (4-4119) -4

     (ii) The Plan Year in which the Participant retires will count as a full year of Plan participation for purposes of determining Points under item (i) above.

     Contributions made and forfeitures to be reallocated pursuant to this section, shall be allocated as of the end of each Plan Year to Participants' Profit Sharing Contributions Accounts in the proportion that each active Participant's Points for the Plan Year bears to the total number of such Points for all Participants for that Plan Year and divided between the Employer Stock Subaccount and the Investment Fund Subaccount as described in Section 3.01(c). Such allocations shall only be made to Accounts of Participants who have a Year of Service in the Plan Year to which such allocations relate and who are employed by an Employer on the last day of such Plan Year.

SECTION 3.04--CONTRIBUTION LIMITATION.

     (a) Definitions. For the purpose of determining the contribution limitation set forth in this section, the following terms are defined.

          Annual Additions means the sum of the following amounts credited to a Participant's account for the Limitation Year:

          (1)  employer contributions;

          (2)  employee contributions; and

          (3)  forfeitures.

          Annual Additions to a defined contribution plan shall also include the following:

          (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2), which are part of a pension or annuity plan maintained by the Employer,

          (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer; and

          (6)  allocations under a simplified employee pension.

          For this purpose, any Excess Amount applied under (e) below in the Limitation Year to reduce Employer Contributions shall be considered Annual Additions for such Limitation Year.

          Compensation means wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages


RESTATEMENT JANUARY 1, 2005             33             ARTICLE III (4-4119) -4
          based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code
          Section 3401(a)(2)). The amount reported in the "Wages, Tips and Other Compensation" box on Form W-2 satisfies this definition.

          For any Self-employed Individual, Compensation shall mean Earned
          Income.

          For purposes of applying the limitations of this section, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year.

          For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this section, Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4), or 457.

          Defined Contribution Dollar Limitation means, for Limitation Years beginning after December 31, 1994, $30,000, as adjusted under Code
          Section 415(d).

          Employer means any employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 415(c) as modified by Code Section 415(h)) or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Code Section 414(o).

          Excess Amount means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          Limitation Year means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before August 1, 1992. If the Limitation Year is other than the calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes the Employer's adoption of a written resolution electing the Limitation Year. If the Limitation Year is amended to a different consecutive 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          Maximum Permissible Amount means the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of:

          (1)  The Defined Contribution Dollar Limitation, or

          (2) 25 percent of the Participant's Compensation for the Limitation Year.

          The compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of Code
          Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(1)(1) or 419A(d)(2).


RESTATEMENT JANUARY 1, 2005             34             ARTICLE III (4-4119) -4

          If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                 Number of months in the short Limitation Year
                 ---------------------------------------------
                                      12

     (b) If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer, or a simplified employee pension, as defined in Code Section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

     (c) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

     (d) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

     (e) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation for the Limitation Year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or under other facts and circumstances allowed by the Internal Revenue Service, there is an Excess Amount, the excess will be disposed of as follows:

          (1) Any nondeductible Voluntary Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be returned (distributed, in the case of earnings) to the Participant.

          (2) If after the application of (1) above an Excess Amount still exists, any Elective Deferral Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed to the Participant. Concurrently with the distribution of such Elective Deferral Contributions, any Matching Contributions which relate to any Elective Deferral Contributions distributed in the preceding sentence, to the extent such application would reduce the Excess Amount, will be applied as provided in (3) or (4) below:



RESTATEMENT JANUARY 1, 2005             35             ARTICLE III (4-4119) -4

          (3) If after the application of (2) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

          (4) If after the application of (2) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

          (5) If a suspense account is in existence at any time during a Limitation Year pursuant to this (e), it will participate in the allocation of investment gains or losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Employer Contributions or any Participant Contributions may be made to the Plan for that Limitation Year. Excess Amounts held in a suspense account may not be distributed to Participants or former Participants.

     (f) This (f) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer which provides an Annual Addition during any Limitation Year. The aggregate Annual Additions under all such qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the Limitation Year will not exceed the Maximum Permissible Amount. Any reduction necessary shall be made first to the profit sharing plans, then to all other such qualified defined contribution plans and welfare benefit funds, individual medical accounts, and simplified employee pensions and, if necessary, by reducing first those that were most recently allocated. Simplified employee pensions shall be deemed to be allocated first, followed by welfare benefit funds and individual medical accounts. However, elective deferral contributions shall be the last contributions reduced before the simplified employee pension, welfare benefit fund, or individual medical account is reduced.

SECTION 3.05--EXCESS AMOUNTS.

     (a) Definitions. For the purposes of this section, the following terms are defined:

          ACP means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

          ADP means the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in a group.


RESTATEMENT JANUARY 1, 2005             36             ARTICLE III (4-4119) -4

          Aggregate Limit means the greater of:

          (1)  The sum of:

               (i) 125 percent of the greater of the ADP of the Nonhighly Compensated Employees for the prior Plan Year or the ACP of the Nonhighly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement, and

               (ii) the lesser of 200 percent or 2 percent plus the lesser of such ADP or ACP.

          (2)  The sum of:

               (i) 125 percent of the lesser of the ADP of the Nonhighly Compensated Employees for the prior Plan Year or the ACP of the Nonhighly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement, and

               (ii) the lesser of 200 percent or 2 percent plus the greater of such ADP or ACP.

          If the Employer has elected to use the current year testing method, then, in calculating the Aggregate Limit for a particular Plan Year, the Nonhighly Compensated Employees' ADP and ACP for that Plan Year, instead of the prior Plan Year, is used.

          Contribution Percentage means the ratio (expressed as a percentage) of the Eligible Participants Contribution Percentage Amounts to the Eligible Participant's Compensation for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be limited to the Compensation received while an Eligible Participant. For an Eligible Participant for whom such Contribution Percentage Amounts for the Plan Year are zero, the percentage is zero.

          Contribution Percentage Amounts means the sum of the Participant Contributions and Matching Contributions (that are not Qualified Matching Contributions taken into account for purposes of the ADP
          Test) made under the Plan on behalf of the Eligible Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the Contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions. Under such rules as the Secretary of the Treasury shall prescribe, in determining the Contribution Percentage the Employer may elect to include Qualified Nonelective Contributions under this Plan which were not used in computing the Deferral Percentage. The Employer may also elect to use Elective Deferral Contributions in computing the Contribution Percentage so long as the ADP Test is met before the Elective Deferral Contributions are used in the ACP Test and continues to be met following the exclusion of those Elective Deferral Contributions that are used to meet the ACP Test.

          Deferral Percentage means the ratio (expressed as a percentage) of Elective Deferral Contributions under this Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year (whether or not the Eligible Participant was an Eligible Participant


RESTATEMENT JANUARY 1, 2005             37              ARTICLE III (4-4119) -4
          for the entire Plan Year). In modification of the foregoing, Compensation shall be limited to the Compensation received while an Eligible Participant. The Elective Deferral Contributions used to determine the Deferral Percentage shall include Excess Elective Deferrals (other than Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferral Contributions made under this Plan or any other plans of the Employer or a Controlled Group member), but shall exclude Elective Deferral Contributions that are used in computing the Contribution Percentage (provided the ADP Test is satisfied both with and without exclusion of these Elective Deferral Contributions). Under such rules as the Secretary of the Treasury shall prescribe, the Employer may elect to include Qualified Nonelective Contributions and Qualified Matching Contributions under this Plan in computing the Deferral Percentage. For an Eligible Participant for whom such contributions on his behalf for the Plan Year are zero, the percentage is zero.

          Elective Deferral Contributions means any employer contributions made to a plan at the election of a participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a participant's Elective Deferral Contributions are the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code Section 401(k), any salary reduction simplified employee pension plan described in Code
          Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferral Contributions shall not include any deferrals properly distributed as excess annual additions.

          Eligible Participant means, for purposes of determining the Deferral Percentage, any Employee who is otherwise entitled to make Elective Deferral Contributions under the terms of the Plan for the Plan Year. Eligible Participant means, for purposes of determining the Contribution Percentage, any Employee who is eligible (i) to make a Participant Contribution or a Elective Deferral Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or (ii) to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Participant Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Participant Contributions are made.

          Excess Aggregate Contributions means, with respect to any Plan Year, the excess of:

          (1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

          (2) The maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).


RESTATEMENT JANUARY 1, 2005             38              ARTICLE III (4-4119) -4

          Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

          Excess Contributions means, with respect to any Plan Year, the excess of:

          (1) The aggregate amount of employer contributions actually taken into account in computing the Deferral Percentage of Highly Compensated Employees for such Plan Year, over

          (2) The maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in the order of the Deferral Percentages, beginning with the highest of such percentages).

          Such determination shall be made after first determining Excess Elective Deferrals.

          Excess Elective Deferrals means those Elective Deferral Contributions that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferral Contributions for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article, under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

          Matching Contributions means employer contributions made to this or any other defined contribution plan, or to a contract described in Code Section 403(b), on behalf of a participant on account of a Participant Contribution made by such participant, or on account of a participant's Elective Deferral Contributions, under a plan maintained by the Employer or a Controlled Group member.

          Participant Contributions means contributions made to the plan by or on behalf of a participant that are included in the participant's gross income in the year in which made and that are maintained under a separate account to which the earnings and losses are allocated.

          Qualified Matching Contributions means Matching Contributions which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

          Qualified Nonelective Contributions means any employer contributions (other than Matching Contributions) which an employee may not elect to have paid to him in cash instead of being contributed to the plan and which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

     (b) Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator in writing on or before March 1 of the next year of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any other plan of the Employer or a Controlled Group member. The Participant's claim for Excess Elective Deferrals shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. The Excess


RESTATEMENT JANUARY 1, 2005             39             ARTICLE III (4-4119) -4

          Elective Deferrals assigned to this Plan cannot exceed the Elective Deferral Contributions allocated under this Plan for such taxable year.

          Notwithstanding any other provisions of the Plan, Elective Deferral Contributions in an amount equal to the Excess Elective Deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

          The Excess Elective Deferrals shall be adjusted for income or loss. The income or loss allocable to such Excess Elective Deferrals shall be equal to the income or loss allocable to the Participant's Elective Deferral Contributions for the taxable year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Elective Deferrals. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such taxable year (as of the end of such taxable year) of the Participant's Account resulting from Elective Deferral Contributions.

          Any Matching Contributions which were based on the Elective Deferral Contributions which are distributed as Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be forfeited.

     (c) ADP Test. As of the end of each Plan Year after Excess Elective Deferrals have been determined, the Plan must satisfy the ADP Test. The ADP Test shall be satisfied using the prior year testing method, unless the Employer has elected to use the current year testing method.

          (1) Prior Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

               (i) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

               (ii) The ADP for a Plan Year for Eligible Participants who are
                    Highly Compensated Employees for the Plan Year:

                    A. shall not exceed the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

                    B.   the difference between such ADPs is not more than 2.

               If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Elective Deferral Contributions, for purposes of the foregoing tests, the prior year's Nonhighly Compensated Employees' ADP shall be 3 percent, unless the Employer has elected to use the Plan Year's ADP for these Eligible Participants.

RESTATEMENT JANUARY 1, 2005             40             ARTICLE III (4-4119) -4

          (2) Current Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

               (i) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

               (ii) The ADP for a Plan Year for Eligible Participants who are
                    Highly Compensated Employees for the Plan Year:

                    A. shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

                    B.   the difference between such ADP's is not more than 2.

               If the Employer has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) the Plan otherwise meets one of the conditions specified in Internal Revenue Service Notice 98-1 (or superseding guidance) for changing from the current year testing method.

          A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

          The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferral Contributions for purposes of the ADP
          Test) allocated to his account under two or more arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or
          both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(k).

          In the event this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Deferral Percentage of Employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ADP for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 (or superseding guidance), unless the

RESTATEMENT JANUARY 1, 2005             41             ARTICLE III (4-4119) -4

          Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same testing method for the ADP Test.

          For purposes of the ADP Test, Elective Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

          The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

          If the Plan Administrator should determine during the Plan Year that the ADP Test is not being met, the Plan Administrator may limit the amount of future Elective Deferral Contributions of the Highly Compensated Employees.

          Notwithstanding any other provisions of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all of the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. If such excess amounts are distributed more than 2 1 /2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

          Excess Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

          The Excess Contributions shall be adjusted for income or loss. The income or loss allocable to such Excess Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant's Elective Deferral Contributions (and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both) for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant's Account resulting from Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if such contributions are included in the ADP Test).

          Excess Contributions allocated to a Participant shall be distributed from the Participant's Account resulting from Elective Deferral Contributions. If such Excess Contributions exceed the balance in the Participant's Account resulting from Elective Deferral Contributions, the balance shall be distributed from the Participant's Account resulting from Qualified Matching
          Contributions (if applicable) and Qualified Nonelective
          Contributions, respectively.


RESTATEMENT JANUARY 1, 2005             42             ARTICLE III (4-4119) -4

          Any Matching Contributions which were based on the Elective Deferral Contributions which are distributed as Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited.

     (d) ACP Test. As of the end of each Plan Year, the Plan must satisfy the ACP Test. The ACP Test shall be satisfied using the prior year testing method, unless the Employer has elected to use the current year testing method.

          (1) Prior Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

               (i) The ACP for the Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

               (ii) The ACP for a Plan Year for Eligible Participants who are
                    Highly Compensated Employees for the Plan Year:

                    A. shall not exceed the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

                    B.   the difference between such ACPs is not more than 2.

               If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Participant Contributions, provides for Matching Contributions, or both, for purposes of the foregoing tests, the prior year's Nonhighly Compensated Employees' ACP shall be 3 percent, unless the Employer has elected to use the Plan Year's ACP for these Eligible Participants.

          (2) Current Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

               (i) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

               (ii) The ACP for a Plan Year for Eligible Participants who are
                    Highly Compensated Employees for the Plan Year:

                    A. shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

                    B.   the difference between such ACPs is not more than 2.


RESTATEMENT JANUARY 1, 2005             43             ARTICLE III (4-4119) -4

               If the Employer has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) the Plan otherwise meets one of the conditions specified in Internal Revenue Service Notice 98-1 (or superseding guidance) for changing from the current year testing method.

          A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

          Multiple Use. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP Test maintained by the Employer or a Controlled Group member, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced in the manner described below for allocating Excess Aggregate Contributions so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP Test and ACP Test and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP, respectively, of the Nonhighly Compensated Employees.

          The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(m).

          In the event this Plan satisfies the requirements of Code Section 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ACP for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 (or superseding guidance), unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and use the same testing method for the ACP Test.


RESTATEMENT JANUARY 1, 2005             44             ARTICLE III (4-4119) -4

          For purposes of the ACP Test, Participant Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Nonelective Contributions will be considered to have been made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

          The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

          Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if not vested, or distributed, if vested, no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all of the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. If such Excess Aggregate Contributions are distributed more than 2 1 /2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

          Excess Aggregate Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

          The Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to such Excess Aggregate Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant's Contribution Percentage Amounts for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant's Account resulting from Contribution Percentage Amounts.

          Excess Aggregate Contributions allocated to a Participant shall be distributed from the Participant's Account resulting from Participant Contributions that are not required as a condition of employment or participation or for obtaining additional benefits from Employer Contributions. If such Excess Aggregate Contributions exceed the balance in the Participant's Account resulting from such Participant's Contributions, the balance shall be forfeited, if not vested, or distributed, if vested, on a pro-rata basis from the Participant's Account resulting from Contribution Percentage Amounts.

     (e) Employer Elections. The Employer has made an election to use the current year testing method.


RESTATEMENT JANUARY 1, 2005             45             ARTICLE III (4-4119) -4

                                  ARTICLE IV

                          INVESTMENT OF CONTRIBUTIONS

SECTION 4.01--INVESTMENT AND TIMING OF CONTRIBUTIONS.

     The handling of Contributions is governed by the provisions of the Trust Agreement, the Annuity Contract, and any other funding arrangement in which the Plan Fund is or may be held or invested. To the extent permitted by the Trust Agreement, Annuity Contract, or other funding arrangement, the parties named below shall direct the Contributions to any Insurance Policy, the guaranteed benefit policy portion of the Annuity Contract, any of the investment options available under the Annuity Contract, or any of the investment vehicles available under the Trust Agreement and may request the transfer of amounts resulting from those Contributions between such investment options and investment vehicles or the transfer of amounts between the guaranteed benefit policy portion of the Annuity Contract and such investment options and investment vehicles. A Participant may not direct the Trustee or Insurer to invest the Participant's Account in collectibles. Collectibles mean any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or other tangible personal property specified by the Secretary of the Treasury. However, for tax years beginning after December 31, 1997, certain coins and bullion as provided in Code Section 408(m)(3) shall not be considered collectibles. To the extent that a Participant who has investment direction fails to give timely direction, the Primary Employer shall direct the investment of his Account. If the Primary Employer has investment direction, such Account shall be invested ratably in the guaranteed benefit policy portion of the Annuity Contract, the investment options available under the Annuity Contract, or the investment vehicles available under the Trust Agreement in the same manner as the Accounts of all other Participants who do not direct their investments. The Primary Employer shall have investment direction for amounts which have not been allocated to Participants. To the extent an investment is no longer available, the Primary Employer may require that amounts currently held in such investment be reinvested in other investments.

     At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan's objectives. The Named Fiduciary shall inform the Trustee and any Investment Manager of the Plan's short-term and long-term financial needs so the investment policy can be coordinated with the Plan's financial requirements.

     (a)  Employer Contributions other than Elective Deferral Contributions:
          The Participant shall direct the investment of such Employer Contributions and transfer of amounts resulting from those Contributions (other than the Employer Stock Subaccount, subject to
          Section 4.01A).

     (b) Elective Deferral Contributions: The Participant shall direct the investment of Elective Deferral Contributions and transfer of amounts resulting from those Contributions.

     (c) Participant Contributions: The Participant shall direct the investment of Participant Contributions and transfer of amounts resulting from those Contributions.

     (d) Rollover Contributions: The Participant shall direct the investment of Rollover Contributions and transfer of amounts resulting from those Contributions.

RESTATEMENT JANUARY 1, 2005             46             ARTICLE IV (4-4119) -4

     However, the Named Fiduciary may delegate to the Investment Manager investment discretion for Contributions and amounts which are not subject to Participant direction.

     The Employer shall pay to the Insurer or Trustee, as applicable, the Elective Deferral Contributions, Qualified Matching Contributions and Profit Sharing Contributions for each Plan Year not later than the end of the 12-month period immediately following the Plan Year for which they are deemed to be paid.

     All Contributions are forwarded by the Employer to the Trustee to be deposited in the Trust Fund or to the Insurer to be deposited under the Annuity Contract, as applicable. Contributions that are accumulated through payroll deduction shall be paid to the Trustee or Insurer, as applicable, by the earlier of (i) the date the Contributions can reasonably be segregated from the Employer's assets, or (ii) the 15th business day of the month following the month in which the Contributions would otherwise have been paid in cash to the Participant.

SECTION 4.01A--INVESTMENT IN QUALIFYING EMPLOYER SECURITIES.

     Effective July 1, 2005, all or some portion of the Participant's Account may be invested in Qualifying Employer Securities. The Employer shall invest 4/7ths of its annual Profit Sharing Contribution in Qualifying Employer Securities (as described in section 3.01(c)), and Participants may direct the investment of the remainder of their Account into Qualifying Employer Securities. Prior to this date, the Plan permitted former participants in the Donnelly Corporation 401(k) Retirement Savings Plan to invest a portion of their Account in Qualifying Employer Securities. Once an investment in the Qualifying Employer Securities Fund is made available to Participants, it shall continue to be available unless the Plan is amended to disallow such available investment. In the absence of an election to invest in Qualifying Employer Securities, Participants shall be deemed to have elected to have their Accounts invested wholly in other investment options of the Investment Fund. Once an election is made, it shall be considered to continue until a new election is made.

     The portion of the Participant's Account allocated to the Employer Stock Subaccount must remain invested in Qualifying Employer Securities until such time the Participant attains age 55. A Participant who attains age 55 may elect to transfer such portion of his Account to the Investment Fund Subaccount. In addition, a Participant may choose to transfer the portion of the Employer Stock Subaccount to the Investment Fund Subaccount once a particular year's allocation has been held under the Plan for five or more years (including amounts transferred from the Prior Profit Sharing Plans).

     For purposes of determining the annual valuation of the Plan, and for reporting to Participants and regulatory authorities, the assets of the Plan shall be valued at least annually on the Valuation Date which corresponds to the last day of the Plan Year. The fair market value of Qualifying Employer Securities shall be determined on such Valuation Date. The prices of Qualifying Employer Securities as of the date of the transaction shall apply for purposes of valuing distributions and other transactions of the Plan to the extent such value is representative of the fair market value of such securities in the opinion of the Plan Administrator. The value of a Participant's Account held in the Qualifying Employer Securities Fund may be expressed in units.

     If the Qualifying Employer Securities are not publicly traded, or if an extremely thin market exists for such securities so that reasonable valuation may not be obtained from the market place, then such securities must be valued at least annually by an independent appraiser who is not associated with the Employer, the Plan Administrator, the Trustee, or any person related to any fiduciary under the Plan. The independent appraiser may be associated with a person who is merely a contract administrator with respect to the Plan, but who exercises no discretionary authority and is not a plan fiduciary.


RESTATEMENT JANUARY 1, 2005             47             ARTICLE IV (4-4119) -4

     If there is a public market for Qualifying Employer Securities of the type held by the Plan, then the Plan Administrator may use as the value of the securities the price at which such securities trade in such market. If the Qualifying Employer Securities do not trade on the relevant date, or if the market is very thin on such date, then the Plan Administrator may use for the valuation the next preceding trading day on which the trading prices are representative of the fair market value of such securities in the opinion of the Plan Administrator.

     Cash dividends payable on the Qualifying Employer Securities shall be reinvested in additional shares of such securities. In the event of any cash or stock dividend or any stock split, such dividend or split shall be credited to the Accounts based on the number of shares of Qualifying Employer Securities credited to each Account as of the payable date of such dividend or split.

     All purchases of Qualifying Employer Securities shall be made at a price, or prices, which, in the judgement of the Plan Administrator, do not exceed the fair market value of such securities.

     In the event that the Trustee acquires Qualifying Employer Securities by purchase from a "disqualified person" as defined in Code Section 4975(e)(2) or from a "party-in-interest" as defined in ERISA Section 3(14), the terms of such purchase shall contain the provision that in the event there is a final determination by the Internal Revenue Service, the Department of Labor, or court of competent jurisdiction that the fair market value of such securities as of the date of purchase was less than the purchase price paid by the Trustee, then the seller shall pay or transfer, as the case may be, to the Trustee an amount of cash or shares of Qualifying Employer Securities equal in value to the difference between the purchase price and such fair market value for all such shares. In the event that cash or shares of Qualifying Employer Securities are paid or transferred to the Trustee under this provision, such securities shall be valued at their fair market value as of the date of such purchase, and interest at a reasonable rate from the date of purchase to the date of payment or transfer shall be paid by the seller on the amount of cash paid.

     The Plan Administrator may direct the Trustee to sell, resell, or otherwise dispose of Qualifying Employer Securities to any person, including the Employer, provided that any such sales to any disqualified person or party-in-interest, including the Employer, will be made at not less than the fair market value and no commission will be charged. Any such sale shall be made in conformance with ERISA Section 408(e).

     The Employer is responsible for compliance with any applicable Federal or state securities law with respect to all aspects of the Plan. If the Qualifying Employer Securities or interest in this Plan are required to be registered in order to permit investment in the Qualifying Employer Securities Fund as provided in this section, then such investment will not be effective until the later of the effective date of the Plan or the date such registration or qualification is effective. The Employer, at its own expense, will take or cause to be taken any and all such actions as may be necessary or appropriate to effect such registration or qualification. Further, if the Trustee is directed to dispose of any Qualifying Employer Securities held under the Plan under circumstances which require registration or qualification of the securities under applicable Federal or state securities laws, then the Employer will, at its own expense, take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration or qualification. The Employer is responsible for all compliance requirements under Section 16 of the Securities Act.

     Voting rights, tender rights or exchange offers for Qualifying Employer Securities will be determined according to procedures outlined in the Trust Agreement.

RESTATEMENT JANUARY 1, 2005             48             ARTICLE IV (4-4119) -4

SECTION 4.02--PURCHASE OF INSURANCE.

     The purchase of life insurance is available under this Plan for the purpose of providing incidental death benefits. Life insurance is available to Participants only if they had life insurance prior to August 1, 1992. These Active Participants may elect to have any part of their Account which results from Employer Contributions applied to purchase life insurance coverage on their life.

     The Trustee shall apply for and will be the owner of any Insurance Policy purchased under the terms of the Plan. The purchase shall be subject to the provisions of this section, the distribution of benefits provisions of Article VI, and the beneficiary provisions of the BENEFICIARY SECTION of Article X.

     If the Participant has a spouse, such spouse shall be his Beneficiary under the Insurance Policy, unless (i) a qualified election has been made according to the provisions of the ELECTION PROCEDURES SECTION of Article VI, or (ii) the Trustee has been named as Beneficiary.

     If the Trustee is named as Beneficiary, upon the death of the Participant, the Trustee shall be required to pay over all proceeds of the Insurance Policy to the Participant's Beneficiary or spouse, as the case may be, according to the distribution of benefits provisions of Article VI.

     Under no circumstances shall the Trust Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any Insurance Policy purchased hereunder, the Plan provisions shall control.

     The purchase of insurance shall be subject to the limitations that may be imposed by the Insurer under the applicable Insurance Policy. The Insurance Policy may provide for waiver of premium for disability.

     The total of all insurance premiums for insurance coverage on the life of a Participant provided by Employer Contributions shall be limited to a percentage of all Employer Contributions made for that Participant. All such ordinary life insurance premiums shall be limited to a percentage which is less than 50 percent. All such term life and universal life insurance premiums shall be limited to a percentage which is not more than 25 percent. If both ordinary life insurance and term life or universal life insurance are purchased, one-half of all such ordinary life insurance premiums and all such other life insurance premiums shall be limited to a percentage which is not more than 25 percent. Ordinary life insurance policies are policies with both nondecreasing death benefits and nonincreasing premiums.

     Any dividends declared upon an amount of insurance in force on the life of a Participant may, within the terms of the Insurance Policy, be applied to reduce the earliest premium due, purchase paid-up insurance coverage, accumulate under the policy to provide additional death benefit, or be credited to the Participant's Account which is included in the Plan Fund. In the absence of any direction, such dividends shall be applied to reduce the earliest premium due for such amount of insurance.

     A Participant may elect to have amounts deducted from his Account to pay insurance premiums. The total amount deducted cannot exceed the amount of Contributions credited to his Account which were not used to purchase insurance, but could have been.

     If a decrease in the amount of life insurance is necessary, any cash value of the terminated insurance shall be retained in the Participant's Account.

RESTATEMENT JANUARY 1, 2005             49             ARTICLE IV (4-4119) -4

SECTION 4.03--TRANSFER OF OWNERSHIP.

     Any transfer of ownership under this section shall be subject to the distribution of benefits provisions of Article VI.

     Upon the request of a Participant, the Employer may purchase for its cash value a personal life insurance policy issued to, and insuring the life of, the Participant. Such policy shall be immediately transferred from the Employer to the Trustee. The cash value of the purchased policy shall be a part of the Employer Contribution for the Plan Year. Any such purchase shall be accomplished only under an appropriate written agreement between the Participant, the Trustee, and the Employer. In lieu of the Employer's purchase of such policy and at the Employer's direction, the Trustee may purchase the policy directly from the Participant. These provisions shall not be available if the policy is subject to a policy loan or similar lien. The purchase of and future premiums for any such policy shall be subject to the limitations in the PURCHASE OF INSURANCE SECTION of Article IV.

     If the Insurance Policy on a Participant's life allows transfer of ownership, he may pay the Trustee an amount equal to the cash value of such policy. Such payment shall become a part of his Account. Upon receiving the payment, the Trustee shall transfer ownership of the policy to the Participant. This transfer of ownership is not a distribution from the Plan. This option shall only be available to a Participant if the policy would, but for the sale, be surrendered by the Plan.

     If the Insurance Policy on a Participant's life allows transfer of ownership and a distribution of a his Vested Account would include the cash value of such policy, he may have ownership of such policy transferred to himself without paying the cash value to the Trustee. Any Insurance Policy transferred to the Participant for which he has not paid the cash value to the Trustee is a distribution from the Plan.

     In applying the provisions of this section, all Participants in similar circumstances shall be treated in a similar manner. Participants who are Highly Compensated Employees shall not be treated in a manner more favorable than that afforded all other Participants.

SECTION 4.04--TERMINATION OF INSURANCE.

     The termination of insurance under this section shall be subject to the distribution of benefits provisions of Article VI.

     No premium payments shall be made under this Plan for an Inactive Participant. If a Participant becomes an Inactive Participant before Retirement Date, the Trustee may either use the cash value of the Insurance Policy on his life to provide paid-up insurance or may surrender the Insurance Policy. The cash value of a surrendered Insurance Policy is retained in the Participant's Account and added to the Investment Fund. The purchase of paid-up insurance shall be subject to the provisions of the Insurance Policy. If the Participant ceases to be an Employee before Retirement Date, he may elect to have the ownership of the Insurance Policy transferred as provided in the TRANSFER OF OWNERSHIP SECTION of Article IV.

     On a Participant's Retirement Date, any Insurance Policy on his life, the ownership of which has not been transferred to him, shall terminate. The cash value shall be paid to the Participant in cash or applied to provide an income for him according to the provisions of the Insurance Policy. In any event, no portion of the value of any Insurance Policy shall be used to continue life insurance protection under the Plan beyond actual retirement.

RESTATEMENT JANUARY 1, 2005             50             ARTICLE IV (4-4119) -4

                                   ARTICLE V

                                   BENEFITS

SECTION 5.01--RETIREMENT BENEFITS.

     On a Participant's Retirement Date, his Vested Account shall be distributed to him according to the distribution of benefits provisions of
Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

SECTION 5.02--DEATH BENEFITS.

     If a Participant dies before his Annuity Starting Date, his Vested Account shall be distributed according to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of
Article X.

SECTION 5.03--VESTED BENEFITS.

     If an Inactive Participant's Vested Account is not payable under the SMALL AMOUNTS SECTION of Article X, he may elect, but is not required, to receive a distribution of his Vested Account after he ceases to be an Employee. A distribution under this paragraph shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI.

     A Participant may not elect to receive a distribution under the provisions of this section after he again becomes an Employee until he subsequently ceases to be an Employee and meets the requirements of this section.

     If an Inactive Participant does not receive an earlier distribution, upon his Retirement Date or death, his Vested Account shall be distributed according to the provisions of the RETIREMENT BENEFITS SECTION or the DEATH BENEFITS SECTION of Article V.

     The Nonvested Account of an Inactive Participant who has ceased to be an Employee shall remain a part of his Account until it becomes a Forfeiture. However, if he again becomes an Employee so that his Vesting Percentage can increase, the Nonvested Account may become a part of his Vested Account.

SECTION 5.04--WHEN BENEFITS START.

     (a) Unless otherwise elected, benefits shall begin before the 60th day following the close of the Plan Year in which the latest date below occurs:

          (1) The date the Participant attains age 65 (or Normal Retirement Age, if earlier).

          (2)  The 10th anniversary of the Participant's Entry Date.

          (3)  The date the Participant ceases to be an Employee.


RESTATEMENT JANUARY 1, 2005             51             ARTICLE V (4-4119) -4

          Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is immediately distributable, within the meaning of the ELECTION PROCEDURES SECTION of Article VI, shall be deemed to be an election to defer the start of benefits sufficient to satisfy this section.

          The Participant may elect to have his benefits begin after the latest date for beginning benefits described above, subject to the following provisions of this section. The Participant shall make the election in writing. Such election must be made before his Normal Retirement Date or the date he ceases to be an Employee, if later. The election must describe the form of distribution and the date benefits will begin. The Participant shall not elect a date for beginning benefits or a form of distribution that would result in a benefit payable when he dies which would be more than incidental within the meaning of governmental regulations.

          Benefits shall begin on an earlier date if otherwise provided in the Plan. For example, the Participant's Retirement Date or Required Beginning Date, as defined in the DEFINITIONS SECTION of Article VII.

     (b) The Participant's Vested Account which results from Elective Deferral Contributions and Qualified Matching Contributions may not be distributed to a Participant or to his Beneficiary (or Beneficiaries) in accordance with the Participant's or Beneficiary's (or Beneficiaries') election, earlier than separation from service, death, or disability. Such amount may also be distributed upon:

          (1)  Termination of the Plan, as permitted in Article VIII.

          (2) The disposition by the Employer, if the Employer is a corporation, to an unrelated corporation of substantially all of the assets, within the meaning of Code Section 409(d)(2), used in a trade or business of the Employer if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

          (3) The disposition by the Employer, if the Employer is a corporation, to an unrelated entity of the Employer's interest in a subsidiary, within the meaning of Code Section 409(d)(3), if the Employer continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary.

          (4) The attainment of age 59 1/2 as permitted in the WITHDRAWAL BENEFITS SECTION of this article.

          (5) The hardship of the Participant as permitted in the WITHDRAWAL BENEFITS SECTION of this article.

               All distributions that may be made pursuant to one or more of the foregoing distributable events will be a retirement benefit and shall be distributed to the Participant according to the distribution of benefit provisions of Article VI. In addition, distributions that are triggered by (1), (2) and (3) above must be made in a lump sum. A lump sum shall include a distribution of an annuity contract.



RESTATEMENT JANUARY 1, 2005             52             ARTICLE V (4-4119) -4

          (c) The Participant's Vested Account which results from contributions made under the Tesma International of America, Inc. U.S. Employees' Deferred Profit Sharing Plan may be distributed to a Participant or to his Beneficiary (or Beneficiaries) in accordance with the Participant's or Beneficiary's (or Beneficiaries') election, as follows:

               (1) Distribution in Event of a Disposition of an Employer. If a Participant ceases to be eligible to participate in this Plan and his Vested Account is not transferred to a successor plan pursuant to this subparagraph (c)(1), all amounts in such ineligible Participant's Account shall become fully (100%) vested.

                    Notwithstanding the foregoing, the Employer may, in its sole discretion and in accordance with the Code, arrange with a business enterprise which ceases to be an Employer within the meaning of this Plan, to transfer the Vested Accounts of Employees of such business enterprise to a successor plan established by such business enterprise in respect of such Employees.

                    Upon which distribution or transfer, as applicable, all amounts standing to the ineligible Participant's credit shall be cancelled and all rights under this Plan shall cease.

               (2) Distribution in Event of a Sale of Business. In the event of the termination of the employment of a Participant as a result of the sale by the Employer employing the Participant of the assets or business in respect of which the Participant was employed, all amounts in such former Participant's Account shall become fully (100%) vested. Upon distribution, all amounts standing to the former Participant's credit shall be cancelled and all rights under this Plan shall cease.

               All distributions that may be made pursuant to one of the foregoing distributable events will be a retirement benefit and shall be distributed to the Participant according to the distribution of benefit provisions of Article VI. In addition, distributions that are triggered by (1) or (2) above must be made in a lump sum. A lump sum shall include a distribution of an annuity contract.

SECTION 5.05--WITHDRAWAL BENEFITS.

          (a) A Participant may withdraw any part of his Vested Account resulting from Voluntary Contributions. A Participant may make such a withdrawal at any time.

          (b) A Participant may withdraw any part of his Vested Account resulting from Rollover Contributions. A Participant may make such a withdrawal at any time.

          (c) A Participant who has attained age 59 1/2 may withdraw any part of his Vested Account which results from the following
               Contributions:

                    Elective Deferral Contributions
                    Matching Contributions

               A Participant may make only two such withdrawals in any 12-month period.

RESTATEMENT JANUARY 1, 2005             53             ARTICLE V (4-4119) -4

     (d) A Participant may withdraw any part of his Vested Account which results from the following Contributions:

               Elective Deferral Contributions

          in the event of hardship due to an immediate and heavy financial need. Withdrawals from the Participant's Account resulting from Elective Deferral Contributions shall be limited to the amount of the Participant's Elective Deferral Contributions. Immediate and heavy financial need shall be limited to: (i) expenses incurred or necessary for medical care, described in Code Section 213(d), of the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152); (ii) purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents;
          (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or (v) any other distribution which is deemed by the Commissioner of Internal Revenue to be made on account of immediate and heavy financial need as provided in Treasury regulations.

          No withdrawal shall be allowed which is not necessary to satisfy such immediate and heavy financial need. Such withdrawal shall be deemed necessary only if all of the following requirements are met:
          (i) the distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer; (iii) the Plan, and all other plans maintained by the Employer, provide that the Participant's elective contributions and participant contributions will be suspended for at least 12 months after receipt of the hardship distribution; and (iv) the Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution. The Plan will suspend elective contributions and participant contributions for 12 months and limit elective deferrals as provided in the preceding sentence. A Participant shall not cease to be an Eligible Participant, as defined in the EXCESS AMOUNTS SECTION of Article III, merely because his elective contributions or participant contributions are suspended.

     (e) A Participant with at least 10 Years of Service may withdraw up to 50% of his Vested Account resulting from Profit Sharing
          Contributions held in the Employer Stock Subaccount.

          A Participant with at least 20 Years of Service may withdraw up to 75% of his Vested Account resulting from Profit Sharing
          Contributions held in the Employer Stock Subaccount.

          In determining the amount available for withdrawal in any Plan Year, the Plan Administrator shall take into account all amounts previously withdrawn under this subparagraph (e).

          A Participant may make only one withdrawal described in subparagraphs (e) and (f) in any Plan Year.

RESTATEMENT JANUARY 1, 2005             54             ARTICLE V (4-4119) -4

     (f) A Participant who has attained age 55 or who will attain age 55 within the current Plan Year may withdraw a percentage of his Vested Account resulting from Profit Sharing Contributions held in the Employer Stock Subaccount, according to the following table:

                     Plan Year               Permitted Withdrawal Percentage

                   First Plan Year                       20%
                 Second Plan Year                        25%
                   Third Plan Year                       33%
                 Fourth Plan Year                        50%
           Fifth Plan Year and thereafter               100%

          A Participant may make only one withdrawal described in subparagraphs (e) and (f) in any Plan Year.

          In no case shall any distribution under this section be in the form of a loan.

     (g) A request for withdrawal shall be made in such manner and in accordance with such rules as the Plan Administrator will prescribe for this purpose (including by means of voice response or other electronic means under circumstances the Plan Administrator permits). Withdrawals shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI. A forfeiture shall not occur solely as a result of a withdrawal.

SECTION 5.06--LOANS TO PARTICIPANTS.

     Loans shall be made available to all Participants on a reasonably equivalent basis from the portion of his Vested Account resulting from Elective Deferral Contributions, Matching Contributions, and Rollover Contributions. For purposes of this section, and unless otherwise specified, Participant means any Participant or Beneficiary who is a party-in-interest as defined in ERISA. Loans shall not be made to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

     No loans will be made to any shareholder-employee or Owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code Section 318(a)(1)), on any day during the taxable year of such corporation, more than 5 percent of the outstanding stock of the corporation.

     A loan to a Participant shall be a Participant-directed investment of his Account. The portion of the Participant's Account held in the Qualifying Employer Securities Fund may not be redeemed for purposes of a loan. The loan is a Trust Fund investment but no Account other than the borrowing Participant's Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.

     The number of outstanding loans shall be limited to one. No more than one loan shall be approved for any Participant in any 12-month period. The minimum amount of any loan shall be $1,000.

     Loans must be adequately secured and bear a reasonable rate of interest.


RESTATEMENT JANUARY 1, 2005             55             ARTICLE V (4-4119) -4

        The amount of the loan shall not exceed the maximum amount that may be treated as a loan under Code Section 72(p) (rather than a distribution) to the Participant and shall be equal to the lesser of (a) or (b) below:

     (a) $50,000, reduced by the highest outstanding loan balance of loans during the one-year period ending on the day before the new loan is made.

     (b)  The greater of (1) or (2), reduced by (3) below:

          (1)  One-half of the Participant's Vested Account.

          (2)  $10,000.

          (3)  Any outstanding loan balance on the date the new loan is made.

For purposes of this maximum, a Participant's Vested Account does not include any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B), and all qualified employer plans, as defined in Code Section 72(p)(4), of the Employer and any Controlled Group member shall be treated as one plan.

     The foregoing notwithstanding, the amount of such loan shall not exceed 50 percent of the amount of the Participant's Vested Account. For purposes of this maximum, a Participant's Vested Account does not include any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B). No collateral other than a portion of the Participant's Vested Account (as limited above) shall be accepted. The Loan Administrator shall determine if the collateral is adequate for the amount of the loan requested.

     Each loan shall bear a reasonable fixed rate of interest to be determined by the Loan Administrator. In determining the interest rate, the Loan Administrator shall take into consideration fixed interest rates currently being charged by commercial lenders for loans of comparable risk on similar terms and for similar durations, so that the interest will provide for a return commensurate with rates currently charged by commercial lenders for loans made under similar circumstances. The Loan Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates in accordance with the current appropriate standards.

     The loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. If the loan is used to acquire a dwelling unit, which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment period may extend beyond five years from the date of the loan. The period of repayment for any loan shall be arrived at by mutual agreement between the Loan Administrator and the Participant and if the loan is for a principal residence, shall not be made for a period longer than ten (10) years.

     The Participant shall make an application for a loan in such manner and in accordance with such rules as the Loan Administrator shall prescribe for this purpose (including by means of voice response or other electronic means under circumstances the Loan Administrator permits). The application must specify the amount and duration requested.

     Information contained in the application for the loan concerning the income, liabilities, and assets of the Participant will be evaluated to determine whether there is a reasonable expectation that the Participant will be able to satisfy payments on the loan as due. Additionally, the Loan Administrator will pursue any appropriate


RESTATEMENT JANUARY 1, 2005             56             ARTICLE V (4-4119) -4
further investigations concerning the creditworthiness and credit history of the Participant to determine whether a loan should be approved.

     Each loan shall be fully documented in the form of a promissory note signed by the Participant for the face amount of the loan, together with interest determined as specified above.

     There will be an assignment of collateral to the Plan executed at the time the loan is made.

     In those cases where repayment through payroll deduction is available, installments are so payable, and a payroll deduction agreement shall be executed by the Participant at the time the loan is made. Loan repayments that are accumulated through payroll deduction shall be paid to the Trustee by the earlier of (i) the date the loan repayments can reasonably be segregated from the Employer's assets, or (ii) the 15th business day of the month following the month in which such amounts would otherwise have been paid in cash to the Participant.

     Where payroll deduction is not available, payments in cash are to be timely made. Any payment that is not by payroll deduction shall be made payable to the Employer or the Trustee, as specified in the promissory note, and delivered to the Loan Administrator, including prepayments, service fees and penalties, if any, and other amounts due under the note. The Loan Administrator shall deposit such amounts into the Plan as soon as administratively practicable after they are received, but in no event later than the 15th business day of the month after they are received.

     The promissory note may provide for reasonable late payment penalties and service fees. Any penalties or service fees shall be applied to all Participants in a nondiscriminatory manner. If the promissory note so provides, such amounts may be assessed and collected from the Account of the Participant as part of the loan balance.

     Each loan may be paid prior to maturity, in part or in full, without penalty or service fee, except as may be set out in the promissory note.

     The Plan shall suspend loan payments for a period not exceeding one year during which an approved unpaid leave of absence occurs other than a military leave of absence. The Loan Administrator shall provide the Participant a written explanation of the effect of the suspension of payments upon his loan.

     If a Participant separates from service (or takes a leave of absence) from the Employer because of service in the military and does not receive a distribution of his Vested Account, the Plan shall suspend loan payments until the Participant's completion of military service or until the Participant's fifth anniversary of commencement of military service, if earlier, as permitted under Code Section 414(u). The Loan Administrator shall provide the Participant a written explanation of the effect of his military service upon his loan.

     If any payment of principal and interest, or any portion thereof, remains unpaid for more than 90 days after due, the loan shall be in default. For purposes of Code Section 72(p), the Participant shall then be treated as having received a deemed distribution regardless of whether or not a distributable event has occurred.

     Upon default, the Plan has the right to pursue any remedy available by law to satisfy the amount due, along with accrued interest, including the right to enforce its claim against the security pledged and execute upon the collateral as allowed by law. The entire principal balance whether or not otherwise then due, along with accrued interest, shall become immediately due and payable without demand or notice, and subject to


RESTATEMENT JANUARY 1, 2005             57              ARTICLE V (4-4119) -4
collection or satisfaction by any lawful means, including specifically, but not limited to, the right to enforce the claim against the security pledged and to execute upon the collateral as allowed by law.

     In the event of default, foreclosure on the note and attachment of security or use of amounts pledged to satisfy the amount then due shall not occur until a distributable event occurs in accordance with the Plan, and shall not occur to an extent greater than the amount then available upon any distributable event which has occurred under the Plan.

     All reasonable costs and expenses, including but not limited to attorney's fees, incurred by the Plan in connection with any default or in any proceeding to enforce any provision of a promissory note or instrument by which a promissory note for a Participant loan is secured, shall be assessed and collected from the Account of the Participant as part of the loan balance.

     If payroll deduction is being utilized, in the event that a Participant's available payroll deduction amounts in any given month are insufficient to satisfy the total amount due, there will be an increase in the amount taken subsequently, sufficient to make up the amount that is then due. If any amount remains past due more than 90 days, the entire principal amount, whether or not otherwise then due, along with interest then accrued, shall become due and payable, as above.

     If no distributable event has occurred under the Plan at the time that the Participant's Vested Account would otherwise be used under this provision to pay any amount due under the outstanding loan, this will not occur until the time, or in excess of the extent to which, a distributable event occurs under the Plan. An outstanding loan will become due and payable in full 60 days after a Participant ceases to be an Employee and a party-in-interest as defined in ERISA or after complete termination of the Plan.

     Notwithstanding the foregoing, any Milan Seating Systems Employee with an outstanding loan on June 5, 2005, may elect to roll the outstanding loan balance to another plan rather than have the loan become due and payable upon termination of employment.

SECTION 5.07--DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS.

     The Plan specifically permits distributions to an Alternate Payee under a qualified domestic relations order as defined in Code Section 414(p), at any time, irrespective of whether the Participant has attained his earliest retirement age, as defined in Code Section 414(p), under the Plan. A distribution to an Alternate Payee before the Participant has attained his earliest retirement age is available only if the order specifies that distribution shall be made prior to the earliest retirement age or allows the Alternate Payee to elect a distribution prior to the earliest retirement age.

     Nothing in this section shall permit a Participant to receive a distribution at a time otherwise not permitted under the Plan nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

     The benefit payable to an Alternate Payee shall be subject to the provisions of the SMALL AMOUNTS SECTION of Article X if the value of the benefit does not exceed $5,000.

     The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and the Alternate Payee named in the order, in writing, of the receipt of the order and

RESTATEMENT JANUARY 1, 2005             58             ARTICLE V (4-4119) -4
the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered into before January 1, 1985, irrespective of whether it satisfies all the requirements described in Code Section 414(p).

     If any portion of the Participant's Vested Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

     The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).

RESTATEMENT JANUARY 1, 2005             59              ARTICLE V (4-4119) -4

                                 ARTICLE VII

                           DISTRIBUTION OF BENEFITS

SECTION 6.01--AUTOMATIC FORMS OF DISTRIBUTION.

     Unless an optional form of benefit is selected pursuant to a qualified election within the election period (see the ELECTION PROCEDURES SECTION of this article), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

     (a) Retirement Benefits. The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be a single sum payment.

     (b) Death Benefits. The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be a single-sum payment to the Participant's Beneficiary.

SECTION 6.02--OPTIONAL FORMS OF DISTRIBUTION.

     (a) Retirement Benefits. The only form of retirement benefit for that portion of a Participant's Account which is not held in the Qualifying Employer Securities Fund is a single sum payment. The optional forms of retirement benefit for that portion of a Participant's Account which is held in the Qualifying Employer Securities Fund are a single sum payment and a distribution in kind. In no event will a small amounts payment described in the SMALL AMOUNTS SECTION of Article X be made in kind.

          Election of an optional form is subject to the qualified election provisions of the ELECTION PROCEDURES SECTION of this article and the distribution requirements of Article VII.

     (b) Death Benefits. The only form of death benefit is a single-sum payment.

SECTION 6.03--ELECTION PROCEDURES.

     The Participant or spouse shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) below shall be subject to the qualified election provisions of (c) below.

     (a) Retirement Benefits. A Participant may elect to have retirement benefits from that portion of his Account which is held in the Qualifying Employer Securities Fund distributed under any of the optional forms of retirement benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

     (b)  Death Benefits. A Participant may elect his Beneficiary.

     (c) Qualified Election. The Participant may make an election at any time during the election period. The Participant may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.


RESTATEMENT JANUARY 1, 2005             60              ARTICLE VI (4-4119) -4

     (1) Election Period for Retirement Benefits. The Participant may make an election as to retirement benefits at any time before the Annuity Starting Date.

     (2) Election Period for Death Benefits. A Participant may make an election as to death benefits at any time before he dies.

     (3) Consent to Election. If the Participant's Vested Account exceeds $5,000, any benefit which is immediately distributable requires the consent of the Participant.

          The consent of the Participant to a benefit which is immediately distributable must not be made before the date the Participant is provided with the notice of the ability to defer the distribution. Such consent shall be made in writing.

          The consent shall not be made more than 90 days before the Annuity Starting Date. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code
          Section 401(a)(9) or Code Section 415.

          In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer (or any entity within the same Controlled Group) does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's Account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) then the Participant's Account will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

          A benefit is immediately distributable if any part of the benefit could be distributed to the Participant before the Participant attains the older of Normal Retirement Age or age 62.

          Spousal consent is needed to name a Beneficiary other than the Participant's spouse. If a Participant names a Beneficiary other than his spouse, the spouse has the right to limit consent only to a specific Beneficiary. The spouse can relinquish such right. Such consent shall be in writing. The spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary and that the relinquishment of such right was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse's consent must be limited to the Beneficiary, class of Beneficiaries, or contingent Beneficiary named in the election.

          Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse's consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the


RESTATEMENT JANUARY 1, 2005             61              ARTICLE VI (4-4119) -4

               Participant without further consent by the spouse. A spouse's consent may be revoked at any time within the Participant's election period.

SECTION 6.04--NOTICE REQUIREMENTS.

     Optional Forms of Retirement Benefit and Right to Defer. The Plan Administrator shall furnish to the Participant a written explanation of the optional forms of retirement benefit in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article, including the material features and relative values of these options, in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and the right of the Participant to defer distribution until the benefit is no longer immediately distributable.

     The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 90 days, before the Annuity Starting Date.

     However, distribution may begin less than 30 days after the notice described in this subparagraph is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

RESTATEMENT JANUARY 1, 2005            62              ARTICLE VI (4-4119) -4

                                  ARTICLE VII

                           DISTRIBUTION REQUIREMENTS

SECTION 7.01--APPLICATION.

     The optional forms of distribution are only those provided in Article VI. An optional form of distribution shall not be permitted unless it meets the requirements of this article. The timing of any distribution must meet the requirements of this article.

SECTION 7.02--DEFINITIONS.

     For purposes of this article, the following terms are defined:

     Applicable Life Expectancy means Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year.

     Designated Beneficiary means the individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

     Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to
     (e) of the DISTRIBUTION REQUIREMENTS SECTION of this article.

     5-percent Owner means a 5-percent owner as defined in Code Section 416. A Participant is treated as a 5-percent Owner for purposes of this article if such Participant is a 5-percent Owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

     In addition, a Participant is treated as a 5-percent Owner for purposes of this article if such Participant becomes a 5-percent Owner in a later Plan Year. Such Participant's Required Beginning Date shall not be later than the April 1 of the calendar year following the calendar year in which such later Plan Year ends.

     Once distributions have begun to a 5-percent Owner under this article, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.

     Joint and Last Survivor Expectancy means joint and last survivor expectancy computed using the expected return multiples in Table VI of section 1.72-9 of the Income Tax Regulations.


RESTATEMENT JANUARY 1, 2005             63             ARTICLE VII (4-4119) -4

     Unless otherwise elected by the Participant by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

     Life Expectancy means life expectancy computed using the expected return multiples in Table V of section 1.72-9 of the Income Tax Regulations.

     Unless otherwise elected by the Participant (or spouse, in the case of distributions described in (e)(2)(ii) of the DISTRIBUTION REQUIREMENTS SECTION of this article) by the time distributions are required to begin, life expectancy shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

     Participant's Benefit means:

     (a) The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of the dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

     (b) Exception for Second Distribution Calendar Year. For purposes of (a) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

     Required Beginning Date means, for a Participant who is a 5-percent Owner, the April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

     Required Beginning Date means, for any Participant who is not a 5-percent Owner, the April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

     The preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated such option. The preretirement age 70 1/2 distribution is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefits begin) begin at a time during the period that begins on or after January 1 of the calendar year in which the Participant attains age 70 1/2 and ends April 1 of the immediately following calendar year.

     The options available for Participants who are not 5-percent Owners and attained age 70 1/2 in calendar years before the calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated the preretirement age 70 1/2 distribution shall be the following. Any such Participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31,


RESTATEMENT JANUARY 1, 2005             64              ARTICLE VII (4-4119) -4

     1997 in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which he retires. Any such Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions which are not purchased annuities and recommence by the April 1 of the calendar year following the year in which he retires. There shall be a new Annuity Starting Date upon recommencement.

SECTION 7.03--DISTRIBUTION REQUIREMENTS.

     (a)  General Rules.

          (1) The requirements of this article shall apply to any distribution of a Participant's interest and shall take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984.

          (2) All distributions required under this article shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

          (3) With respect to distributions under the Plan made on or after June 14, 2001, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to June 14, 2001, are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to June 14, 2001, are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. These provisions shall continue in effect until the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

     (b) Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

     (c) Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or combination thereof):

          (1)  the life of the Participant,

          (2)  the life of the Participant and a Designated Beneficiary,


RESTATEMENT JANUARY 1, 2005             65            ARTICLE VII (4-4119) -4

          (3) a period certain not extending beyond the Life Expectancy of the Participant, or

          (4) a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and a Designated Beneficiary.

     (d) Determination of Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

          (1)  Individual Account.

               (i)  If a Participant's Benefit is to be distributed over

                    A. a period not extending beyond the Life Expectancy of the Participant or the Joint Life and Last Survivor Expectancy of the Participant and the Participant's Designated Beneficiary, or

                    B. a period not extending beyond the Life Expectancy of the Designated Beneficiary,

                    the amount required to be distributed for each calendar year beginning with the distributions for the first Distribution Calendar Year, must be at least equal to the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

               (ii) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

              (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of:

                    A.   the Applicable Life Expectancy, or

                    B. if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations.

                    Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in (1)(i) above as the relevant divisor without regard to section 1.401(a)(9)-2 of the proposed regulations.

               (iv) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for


RESTATEMENT JANUARY 1, 2005             66            ARTICLE VII (4-4119) -4
                    the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

          (2) Other Forms. If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.

     (e)  Death Distribution Provisions.

          (1) Distribution Beginning Before Death. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

          (2)  Distribution Beginning After Death.

               (i) If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with A or B below:

                    A. if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary beginning on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                    B. if the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with A above shall not be earlier than the later of:

                         1. December 31 of the calendar year immediately following the calendar year in which the Participant died, or

                         2. December 31 of the calendar year in which the Participant would have attained age 70 1/2.

               (ii) If the Participant has not made an election pursuant to this (e)(2) by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of:

                    A. December 31 of the calendar year in which distributions would be required to begin under this subparagraph, or

                    B. December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.

              (iii) If the Participant has no Designated Beneficiary, or if
                    the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest

RESTATEMENT JANUARY 1, 2005             67            ARTICLE VII (4-4119) -4
                    must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (3) For purposes of (e)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of (e)(2) above, with the exception of (e1(21(i)(B) therein, shall be applied as if the surviving spouse were the Participant.

          (4) For purposes of this (e), distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or if (e)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to (e)(2) above). If distribution in the form of an annuity irrevocably begins to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually begins.


RESTATEMENT JANUARY 1, 2005             68            ARTICLE VII (4-4119) -4

                                  ARTICLE VIII

                             TERMINATION OF THE PLAN

     The Primary Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned. Complete discontinuance of Contributions constitutes complete termination of the Plan.

     The Account of each Participant shall be fully (100%) vested and nonforfeitable as of the effective date of complete termination of the Plan. The Account of each Participant who is included in the group of Participants deemed to be affected by the partial termination of the Plan shall be fully (100%) vested and nonforfeitable as of the effective date of the partial termination of the Plan. The Participant's Account shall continue to participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund until his Vested Account is distributed.

     A Participant's Account which does not result from the Contributions listed below may be distributed to the Participant after the effective date of the complete termination of the Plan:

     Elective Deferral Contributions
     Qualified Matching Contributions

A Participant's Account resulting from such Contributions may be distributed upon complete termination of the Plan, but only if neither the Employer nor any Controlled Group member maintain or establish a successor defined contribution plan (other than an employer stock ownership plan as defined in Code Section 4975(e)(7), a simplified employee pension plan as defined in Code Section 408(k) or a SIMPLE IRA plan as defined in Code Section 408(p)) and such distribution is made in a lump sum. A distribution under this article shall be a retirement benefit and shall be distributed to the Participant according to the provisions of Article VI.

     The Participant's entire Vested Account shall be paid in a single sum to the Participant as of the effective date of complete termination of the Plan if (i) the requirements for distribution of Elective Deferral Contributions in the above paragraph are met and (ii) consent of the Participant is not required in the ELECTION PROCEDURES SECTION of Article VI to distribute a benefit which is immediately distributable. This payment is a small amounts payment. The small amounts payment is in full settlement of all benefits otherwise payable.

     Upon complete termination of the Plan, no more Employees shall become Participants and no more Contributions shall be made.

     The assets of this Plan shall not be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to the Employer. The payment may not be made if it would contravene any provision of law.

RESTATEMENT JANUARY 1, 2005             69            ARTICLE VIII (4-4119) -4

                                  ARTICLE IX

                          ADMINISTRATION OF THE PLAN

SECTION 9.01--ADMINISTRATION.

     Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has complete discretion to construe or interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant or Beneficiary may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority shall be final.

     Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary for the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

     The Plan Administrator shall receive all claims for benefits by Participants, former Participants and Beneficiaries. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 9.02--EXPENSES.

     Expenses of the Plan, to the extent that the Employer does not pay such expenses, may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Trustee or Annuity Contract; expenses for investment education service; and direct costs that the Employer incurs with respect to the Plan.

SECTION 9.03--RECORDS.

     All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody.

     Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

RESTATEMENT JANUARY 1, 2005             70             ARTICLE IX (4-4119) -4

SECTION 9.04--INFORMATION AVAILABLE.

     Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan, the Annuity Contract or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 9.05--CLAIM AND APPEAL PROCEDURES.

     A Claimant must submit any necessary forms and needed information when making a claim for benefits under the Plan.

     If a claim for benefits under the Plan is wholly or partially denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan without regard to whether all of the information necessary to make a benefit determination is received. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator's decision is expected to be rendered. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period.

     The Plan Administrator's notice to the Claimant shall:

     (a)  specify the reason or reasons for the denial;

     (b)  reference the specific Plan provisions on which the denial is based;

     (c) describe any additional material and information needed for the Claimant to perfect his claim for benefits;

     (d)  explain why the material and information is needed; and

     (e) inform the Claimant of the Plan's appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on appeal.

     Any appeal made by a Claimant must be made in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator's notice of denial of benefits. If the Claimant appeals to the Plan Administrator, the Claimant may submit written comments, documents, records, and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits. The Plan Administrator shall review the claim taking into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

RESTATEMENT JANUARY 1, 2005             71             ARTICLE IX (4-4119) -4

     The Plan Administrator shall provide adequate written notice to the Claimant of the Plan's benefit determination on review. The notice must be furnished within 60 days of the date that the request for review is received by the Plan without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial 60-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review. In no event shall such extension exceed a period of 60 days from the end of the initial 60-day period.

     In the event the benefit determination is being made by a committee or board of trustees that hold regularly scheduled meetings at least quarterly, the above paragraph shall not apply. The benefit determination must be made by the date of the meeting of the committee or board that immediately follows the Plan's receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, the benefit determination must be made by the date of the second meeting following the Plan's receipt of the request for review. The date of the receipt of the request for review shall be determined without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the committee or board expects to render the determination on review. In no event shall such benefit determination be made later than the third meeting of the committee or board following the Plan's receipt of the request for review. The Plan Administrator shall provide adequate written notice to the Claimant of the Plan's benefit determination on review as soon as possible, but not later than five days after the benefit determination is made.

     If the claim for benefits is wholly or partially denied on review, the Plan Administrator's notice to the Claimant shall:

     (a)  specify the reason or reasons for the denial;

     (b)  reference the specific Plan provisions on which the denial is based;

     (c) include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and

     (d) include a statement of the Claimant's right to bring a civil action under ERISA section 502(a).

     A Claimant may authorize a representative to act on the Claimant's behalf with respect to a benefit claim or appeal of an adverse benefit determination. Such authorization shall be made by completion of a form furnished for that purpose. In the absence of any contrary direction from the Claimant, all information and notifications to which the Claimant is entitled shall be directed to the authorized representative.

     In the case of a claim for benefits on the basis that a Participant is Totally and Permanently Disabled (a "claim for disability benefits"), the above provisions will be modified as provided below.

     If a claim for disability benefits under the Plan is wholly or partially denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 45 days of the date that the claim is received by the Plan

RESTATEMENT JANUARY 1, 2005             72             ARTICLE IX (4-4119) -4
without regard to whether all of the information necessary to make a benefit determination is received. The period for furnishing the notice may be extended for up to 30 days if the Plan Administrator both determines an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant in writing within this initial 45-day period. The notice shall indicate the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If prior to the end of the first 30-day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period may be extended for up to an additional 30 days, provided the Plan Administrator notifies the Claimant in writing, within the first 30-day extension period, of the circumstances requiring the extension and the date by which the Plan expects to render a decision. In the case of any extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Claimant shall be afforded at least 45 days within which to provide the specified information.

     In the event that a period of time is extended due to a Claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

     The Plan Administrator's notice to the Claimant shall:

     (a)  specify the reason or reasons for the denial;

     (b)  reference the specific Plan provisions on which the denial is based;

     (c) describe any additional material and information needed for the Claimant to perfect his claim for benefits;

     (d)  explain why the material and information is needed;

     (e) inform the Claimant of the Plan's appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on appeal;

     (f) provide the Claimant with any internal rule, guideline, protocol, or other similar criterion that was relied upon in making the adverse determination or a statement that such rule, guideline, protocol, or other similar criterion was relied upon and a copy will be provided free of charge upon request; and

     (g) provide the Claimant with an explanation of any scientific or clinical judgment for the determination if benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit or a statement that the benefit is based on such an exclusion or limit and such explanation will be provided free of charge.

     Any appeal made by a Claimant must be made in writing to the Plan Administrator within 180 days after receipt of the Plan Administrator's notice of denial of benefits. The Claimant may submit written comments, documents, records, and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other

RESTATEMENT JANUARY 1, 2005             73            ARTICLE IX (4-4119) -4
information relevant to the Claimant's claim for benefits. The Plan Administrator shall review the claim taking into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The review shall not afford deference to the initial adverse benefit determination and shall be conducted by an appropriate named fiduciary who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. If the adverse benefit determination is based in whole or in part on a medical judgment, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. The Claimant shall be provided with the identity of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied on.

     The Plan Administrator shall provide adequate written notice to the Claimant of the Plan's benefit determination on review. The notice must be furnished within 45 days of the date that the request for review is received by the Plan without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial 45-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review. In no event shall such extension exceed a period of 45 days from the end of the initial 45-day period.

     In the event the benefit determination is being made by a committee or board of trustees that hold regularly scheduled meetings at least quarterly, the above paragraph shall not apply. The benefit determination must be made by the date of the meeting of the committee or board that immediately follows the Plan's receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, the benefit determination must be made by the date of the second meeting following the Plan's receipt of the request for review. The date of the receipt of the request for review shall be determined without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the committee or board expects to render the determination on review. In no event shall such benefit determination be made later than the third meeting of the committee or board following the Plan's receipt of the request for review. The Plan Administrator shall provide adequate written notice to the Claimant of the Plan's benefit determination on review as soon as possible, but not later than five days after the benefit determination is made.

     To the extent that a period of time is extended due to a Claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

     If the claim for disability benefits is wholly or partially denied on review, the Plan Administrator's notice to the Claimant shall:

     (a) specify the reason or reasons for the denial;

RESTATEMENT JANUARY 1, 2005             74             ARTICLE IX (4-4119) -4

     (b)  reference the specific Plan provisions on which the denial is based;

     (c) include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits;

     (d) include a statement of the Claimant's right to bring a civil action under ERISA section 502(a); and

     (e) provide the Claimant with any internal rule, guideline, protocol, or other similar criterion that was relied upon in making the adverse determination or a statement that such rule, guideline, protocol, or other similar criterion was relied upon and a copy will be provided free of charge upon request;

     (f) provide the Claimant with an explanation of any scientific or clinical judgment for the determination if benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit or a statement that the benefit is based on such an exclusion or limit and such explanation will be provided free of charge; and

     (g) provide the Claimant with the following statement: "You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

SECTION 9.06--DELEGATION OF AUTHORITY.

     All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

SECTION 9.07--EXERCISE OF DISCRETIONARY AUTHORITY.

     The Employer, Plan Administrator, Named Fiduciary, Loan Administrator and any other person or entity who has authority with respect to the management, administration, or investment of the Plan may exercise that authority in its/his full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all persons; will be given deference in all courts of law; and will not be overturned or set aside by any court of law unless found to be arbitrary and capricious or made in bad faith.

SECTION 9.08--TRANSACTION PROCESSING.

     Transactions (including, but not limited to, investment directions, trades, loans, and distributions) shall be processed as soon as administratively practicable after proper directions are received from the Participant or such other parties. No guarantee is made by the Plan, Plan Administrator, Trustee, Insurer, or Employer that such transactions will be processed on a daily or other basis, and no guarantee is made in any respect regarding the processing time of such transactions.

RESTATEMENT JANUARY 1, 2005             75            ARTICLE IX (4-4119) -4

     Notwithstanding any other provision of the Plan, the Employer, the Plan Administrator, or the Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, the Plan Administrator, or the Trustee.

     Administrative practicality will be determined by legitimate business factors (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider) and in no event will be deemed to be less than 14 days. The processing date of a transaction shall be binding for all purposes of the Plan and considered the applicable Valuation Date for any transaction.

SECTION 9.09--ADOPTION BY OTHER EMPLOYERS.

     With the consent of the Primary Employer, any Employer that is a member of the Controlled Group may adopt this Plan, and participate herein as an Employer, by proper corporate resolutions and such other documentation as may be required by the Primary Employer evidencing such intent of such Employer. Notwithstanding the foregoing, each Employer that is participating in this Plan as of September 30, 2002 shall continue to participate until it discontinues or revokes its participation as provided below.

     Each such adopting Employer shall be deemed to be a party to this Plan; provided, however, that with respect to its relation with the Trustee and the Plan Administrator for the purpose of this Plan, and for purposes of the right to amend or terminate the Plan, each Employer shall be deemed to have designated irrevocably the Primary Employer as its agent.

     Any expenses of the Plan that are to be paid by the Primary Employer or borne by the Trust Fund shall be paid by each Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants, or in such other method as the Primary Employer may determine.

     It is anticipated that an Employee may be transferred between Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility, and the rights of such Employee under this Plan shall not be affected by the transfer. No such transfer to any Employer or to any member of the Controlled Group shall effect a termination of employment for purposes of this Plan.

     Any Employer shall be permitted to discontinue or revoke its participation in the Plan at any time with the consent of the Primary Employer. At the time of such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee and the Primary Employer. The Trustee shall thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants of such Employer to such new trustee as may have been designated by such Employer in the event that it has established a separate qualified retirement plan for its Employees, provided however, that no such transfer shall be made if it would violate Code Section 411(d)(6). If no successor trustee is designated, the Trustee shall retain such assets for the Employees of said Employer pursuant to the terms of the Plan. In no event shall any part of the corpus or income of the trust as it relates to such Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Employer.

     The Plan Administrator shall have authority to make necessary rules or regulations, binding upon all Employers and all Participants, to effectuate the purpose of this Section 9.09.


RESTATEMENT JANUARY 1, 2005             76            ARTICLE IX (4-4119) -4

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01--AMENDMENTS.

     The Primary Employer may amend this Plan at any time, including any remedial retroactive changes (within the time specified by Internal Revenue Service regulations), to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

     An amendment may not diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries nor allow reversion or diversion of Plan assets to the Employer at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

     No amendment to this Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. However, a Participant's Account may be reduced to the extent permitted under Code
Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his employer-derived accrued benefit shall not be less than his percentage computed under the Plan without regard to such amendment.

     No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit with respect to benefits attributable to service before the amendment except as provided in the MERGERS AND DIRECT TRANSFERS SECTION of this article and below:

     (a) The Plan is amended to eliminate or restrict the ability of a Participant to receive payment of his Account balance under a particular optional form of benefit and the amendment satisfies the conditions in (1) and (2) below:

          (1) The amendment provides a single sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

          (2) The amendment provides that the amendment shall not apply to any distribution with an Annuity Starting Date earlier than the earlier of:

               (i) the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the ERISA requirements at 29 CFR 2520.104b-3 relating to a summary of material modifications, or

RESTATEMENT JANUARY 1, 2005             77            ARTICLE X (4-4119) -4

               (ii) the first day of the second Plan Year following the Plan
                    Year in which the amendment is adopted.

     (b) The Plan is amended to eliminate or restrict in-kind distributions and the conditions in Q&A 2(b)(2)(iii) in section 1.411(d)-4 of the regulations are met.

     If, as a result of an amendment, an Employer Contribution is removed that is not 100% immediately vested when made, the applicable vesting schedule shall remain in effect after the date of such amendment. The Participant shall not become immediately 100% vested in such Contributions as a result of the elimination of such Contribution except as otherwise specifically provided in the Plan.

     An amendment shall not decrease a Participant's vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top-heavy status of the Plan as provided in the MODIFICATION OF VESTING REQUIREMENTS SECTION of Article XI, changes the computation of the percentage used to determine that portion of a Participant's Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), each Participant or former Participant

     (c) who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour-of-Service in a Plan Year beginning after December 31, 1988) and

     (d) whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant's nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top-heavy status of the Plan, and end no earlier than the 60th day after the latest of the date the amendment is adopted (deemed adopted) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment) by the Employer or the Plan Administrator.

SECTION 10.02--DIRECT ROLLOVERS.

     Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     Any distributions made under the SMALL AMOUNTS SECTION of this article (or which are small amounts payments made under Article VIII at complete termination of the Plan) which are Eligible Rollover Distributions and for which the Distributee has not elected to either have such distribution paid to him or to an Eligible Retirement Plan shall be paid to the Distributee.

SECTION 10.03--MERGERS AND DIRECT TRANSFERS.

     The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in the plan would (if the plan then terminated) receive a benefit


RESTATEMENT JANUARY 1, 2005             78             ARTICLE X (4-4119) -4
immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Employer shall not consent to, or be a party to a merger, consolidation, or transfer of assets with a plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) if such action would result in a survivor annuity feature being maintained under this Plan.

     Notwithstanding any provision of the Plan to the contrary, to the extent any optional form of benefit under the Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

     The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer Contributions shall not be made for or allocated to the Eligible Employee and he may not make Participant Contributions, until the time he meets all of the requirements to become an Active Participant.

     The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

     Unless a transfer of assets to the Plan is an elective transfer as described below, the Plan shall apply the optional forms of benefit protections described in the AMENDMENTS SECTION of this article to all transferred assets.

     A Participant's protected benefits may be eliminated upon transfer between qualified defined contribution plans if the conditions in Q&A 3(b)(1) in section 1.411(d)-4 of the regulations are met. The transfer must meet all of the other applicable qualification requirements.

     A Participant's protected benefits may be eliminated upon transfer between qualified plans (both defined benefit and defined contribution) if the conditions in Q&A 3(c)(1) in section 1.411(d)-4 of the regulations are met. Beginning January 1, 2002, if the Participant is eligible to receive an immediate distribution of his entire nonforfeitable accrued benefit in a single sum distribution that would consist entirely of an eligible rollover distribution under Code Section 401(a)(31), such transfer will be accomplished as a direct rollover under Code Section 401(a)(31). The rules applicable to distributions under the plan would apply to the transfer, but the transfer would not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9).

SECTION 10.04--PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

     The obligations of an Insurer shall be governed solely by the provisions of the Annuity Contract or Insurance Policy. The Insurer shall not be required to perform any act not provided in or contrary to the

RESTATEMENT JANUARY 1, 2005             79            ARTICLE X (4-4119) -4
provisions of the Annuity Contract or Insurance Policy. Each Annuity Contract and Insurance Policy when purchased shall comply with the Plan. See the CONSTRUCTION SECTION of this article.

     Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee with regard to such investment contracts or securities.

     Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator, the Trustee, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

     Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 10.05--EMPLOYMENT STATUS.

     Nothing contained in this Plan gives an Employee the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge any Employee.

SECTION 10.06--RIGHTS TO PLAN ASSETS.

     An Employee shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.

     Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, the Trustee, and the Employer arising under or by virtue of the Plan.

SECTION 10.07--BENEFICIARY.

        Each Participant may name a Beneficiary to receive any death benefit that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. Unless a qualified election has been made, for purposes of distributing any death benefits before the Participant's Retirement Date, the Beneficiary of a Participant who has a spouse shall be the Participant's spouse. The Participant's Beneficiary designation and any change of Beneficiary shall be subject to the provisions of the ELECTION PROCEDURES SECTION of Article VI. It is the responsibility of the Participant to give written notice to the Insurer of the name of the Beneficiary on a form furnished for that purpose.

     With the Employer's consent, the Plan Administrator may maintain records of Beneficiary designations for Participants before their Retirement Dates. In that event, the written designations made by Participants

RESTATEMENT JANUARY 1, 2005             80            ARTICLE X (4-4119) -4
shall be filed with the Plan Administrator. If a Participant dies before his Retirement Date, the Plan Administrator shall certify to the Insurer the Beneficiary designation on its records for the Participant.

     If there is no Beneficiary named or surviving when a Participant dies, the Participant's Beneficiary shall be the Participant's surviving spouse, or where there is no surviving spouse, the executor or administrator of the Participant's estate.

SECTION 10.08--NONALIENATION OF BENEFITS.

     Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary or spouse. A Participant, Beneficiary or spouse does not have any rights to alienate, anticipate, commute, pledge, encumber, or assign any of such benefits, except in the case of a loan as provided in the LOANS TO PARTICIPANTS SECTION of Article V. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code
Section 414(p), or any domestic relations order entered before January 1, 1985. The preceding sentences shall not apply to any offset of a Participant's benefits provided under the Plan against an amount the Participant is required to pay the Plan with respect to a judgement, order, or decree issued, or a settlement entered into, on or after August 5, 1997, which meets the requirements of Code Sections 401(a)(13)(C) or (D).

SECTION 10.09--CONSTRUCTION.

     The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

     In the event of any conflict between the provisions of the Plan and the terms of any Annuity Contract or Insurance Policy issued hereunder, the provisions of the Plan shall take precedence.

SECTION 10.10--LEGAL ACTIONS.

     No person employed by the Employer; no Participant, former Participant, or their Beneficiaries; nor any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 10.11--SMALL AMOUNTS.

     If consent of the Participant is not required for a benefit which is immediately distributable in the ELECTION PROCEDURES SECTION of Article VI, a Participant's entire Vested Account shall be paid in a single sum as of the earliest of his Retirement Date, the date he dies, or the date he ceases to be an Employee for any other reason (the date the Employer provides notice to the record keeper of the Plan of such event, if later). For purposes of this section, if the Participant's Vested Account is zero, the Participant shall be deemed to have received a distribution of such Vested Account. If a Participant would have received a

RESTATEMENT JANUARY 1, 2005             81             ARTICLE X (4-4119) -4
distribution under the first sentence of this paragraph but for the fact that the Participant's consent was needed to distribute a benefit which is immediately distributable, and if at a later time consent would not be needed to distribute a benefit which is immediately distributable and such Participant has not again become an Employee, such Vested Account shall be paid in a single sum. This payment is a small amounts payment. In no event will a small amounts payment be made in kind.

     If a small amounts payment is made as of the date the Participant dies, the small amounts payment shall be made to the Participant's Beneficiary. If a small amounts payment is made while the Participant is living, the small amounts payment shall be made to the Participant. The small amounts payment is in full settlement of benefits otherwise payable.

     No other small amounts payments shall be made.

SECTION 10.12--WORD USAGE.

     The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, as used in this Plan, may include the plural, unless the context indicates otherwise.

     The words "in writing" and "written," where used in this Plan, shall include any other forms, such as voice response or other electronic system, as permitted by any governmental agency to which the Plan is subject.

SECTION 10.13--CHANGE IN SERVICE METHOD.

     (a) Change of Service Method Under This Plan. If this Plan is amended to change the method of crediting service from the elapsed time method to the hours method for any purpose under this Plan, the Employee's service shall be equal to the sum of (1), (2), and (3) below:

          (1) The number of whole years of service credited to the Employee under the Plan as of the date the change is effective.

          (2) One year of service for the computation period in which the change is effective if he is credited with the required number of Hours-of-Service. If an Employee was credited with a fractional part of a year of service as of the date of change using the elapsed time method, for the portion of such computation period ending on the date of change the Employee will be credited with the greater of his actual Hours-of-Service or an equivalent number of Hours-of-Service based on the fractional part of a year of service credited as of the date of change. The Employee shall be credited with 190 Hours-of-Service for each month of service in such fractional part of a year.

          (3) The Employee's service determined under this Plan using the hours method after the end of the computation period in which the change in service method was effective.

          If this Plan is amended to change the method of crediting service from the hours method to the elapsed time method for any purpose under this Plan, the Employee's service shall be equal to the sum of
          (4), (5), and (6) below:

RESTATEMENT JANUARY 1, 2005             82             ARTICLE X (4-4119) -4

          (4) The number of whole years of service credited to the Employee under the Plan as of the beginning of the computation period in which the change in service method is effective.

          (5) The greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the Plan as of the date the change is effective.

          (6) The Employee's service determined under this Plan using the elapsed time method after the end of the applicable computation period in which the change in service method was effective.

     (b) Transfers Between Plans with Different Service Methods. If an Employee has been a participant in another plan of the Employer which credited service under the elapsed time method for any purpose which under this Plan is determined using the hours method, then the Employee's service shall be equal to the sum of (1), (2), and (3) below:

          (1) The number of whole years of service credited to the Employee under the other plan as of the date he became an Eligible Employee under this Plan.

          (2) One year of service for the applicable computation period in which he became an Eligible Employee if he is credited with the required number of Hours-of-Service. If an Employee was credited with a fractional part of a year of service as of the date he became an Eligible Employee using the elapsed time method, for the portion of such computation period ending on the date he became an Eligible Employee the Employee will be credited with the greater of his actual Hours-of-Service or an equivalent number of Hours-of-Service based on the fractional part of a year of service credited as of the date he became an Eligible Employee. The Employee shall be credited with 190 Hours-of-Service for each month of service in such fractional part of a year.

          (3) The Employee's service determined under this Plan using the hours method after the end of the computation period in which he became an Eligible Employee.

          If an Employee has been a participant in another plan of the Employer which credited service under the hours method for any purpose which under this Plan is determined using the elapsed time method, then the Employee's service shall be equal to the sum of
          (4), (5), and (6) below:

          (4) The number of whole years of service credited to the Employee under the other plan as of the beginning of the computation period under that plan in which he became an Eligible Employee under this Plan.

          (5) The greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the other plan as of the date he became an Eligible Employee under this Plan.

          (6) The Employee's service determined under this Plan using the elapsed time method after the end of the applicable computation period under the other plan in which he became an Eligible Employee.

RESTATEMENT JANUARY 1, 2005             83             ARTICLE X (4-4119) -4

     If an Employee has been a participant in a Controlled Group member's plan which credited service under a different method than is used in this Plan, in order to determine entry and vesting, the provisions in (b) above shall apply as though the Controlled Group member's plan were a plan of the Employer.

     Any modification of service contained in this Plan shall be applicable to the service determined pursuant to this section.

SECTION 10.14--MILITARY SERVICE.

     Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits, and service credit with respect to qualified military service in accordance with Code Section 414(u). Loan repayments shall be suspended under this Plan as permitted under Code Section 414(u).

SECTION 10.15--LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN.

     In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of four (4) years after it shall become payable, remain unpaid solely by reason of the inability of the Plan Administrator to ascertain the whereabouts of such Participant or his Beneficiary, after sending a registered letter, return receipt requested, to the last known address, or, if such address is unknown, exercising reasonable and diligent efforts to locate such Participant or Beneficiary, then the amount so distributable shall be treated as a Forfeiture pursuant to the Plan to the extent allowed by law. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

RESTATEMENT JANUARY 1, 2005             84             ARTICLE X (4-4119) -4

                                  ARTICLE XI

                          TOP-HEAVY PLAN REQUIREMENTS

SECTION 11.01--APPLICATION.

     The provisions of this article shall supersede all other provisions in the Plan to the contrary.

     For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The term Employer, as used in this article, shall be deemed to include all members of the Controlled Group, unless the term as used clearly indicates only the Employer is meant.

     The accrued benefit or account of a participant which results from deductible employee contributions shall not be included for any purpose under this article.

     The minimum vesting and contribution provisions of the MODIFICATION OF VESTING REQUIREMENTS and MODIFICATION OF CONTRIBUTIONS SECTIONS of this article shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives.

SECTION 11.02--DEFINITIONS.

     For purposes of this article the following terms are defined:

     Aggregation Group means:

     (a) each of the Employer's qualified plans in which a Key Employee is a participant during the Plan Year containing the Determination Date (regardless of whether the plan was terminated) or one of the four preceding Plan Years,

     (b) each of the Employer's other qualified plans which allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code Section 410, and

     (c)  any of the Employer's other qualified plans not included in (a) or
          (b) above which the Employer desires to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Section 401(a)(4) and Code Section 410.

     The plans in (a) and (b) above constitute the "required" Aggregation Group. The plans in (a), (b), and (c) above constitute the "permissive" Aggregation Group.

RESTATEMENT JANUARY 1, 2005             85             ARTICLE XI (4-4119) -4

     Compensation means compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III. For purposes of determining who is a Key Employee in years beginning before January 1, 1998, Compensation shall include, in addition to compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III, elective contributions. Elective contributions are amounts excludible from the gross income of the Employee under Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), and contributed by the Employer, at the Employee's election, to a Code Section 401(k) arrangement, a simplified employee pension, cafeteria plan, or tax-sheltered annuity. Elective contributions also include amounts deferred under a Code Section 457 plan maintained by the Employer.

     Determination Date means as to any plan, for any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the last day of that year.

     Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was:

     (a) an officer of the Employer if such individual's annual Compensation exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A),

     (b) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual's annual Compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(1)(A),

     (c)  a 5-percent owner of the Employer, or

     (d) a 1-percent owner of the Employer who has annual Compensation of more than $150,000.

     The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

     The determination of who is a Key Employee shall be made according to Code Section 416(i)(1) and the regulations thereunder.

     Non-key Employee means any Employee who is not a Key Employee.

     Present Value means the present value of a participant's accrued benefit under a defined benefit plan. For purposes of establishing Present Value to compute the Top-heavy Ratio, any benefit shall be discounted only for 7.5% interest and mortality according to the 1971 Group Annuity Table
     (Male) without the 7% margin but with projection by Scale E from 1971 to the later of (a) 1974, or (b) the year determined by adding the age to 1920, and wherein for females the male age six years younger is used.

     Top-heavy Plan means a plan which is top-heavy for any plan year beginning after December 31, 1983. This Plan shall be top-heavy if any of the following conditions exist:

     (a) The Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

     (b) This Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60 percent.


RESTATEMENT JANUARY 1, 2005             86            ARTICLE XI (4-4119) -4

     (c) This Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

     Top-heavy Ratio means:

     (a) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Distribution Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code
          Section 416 and the regulations thereunder.

     (b) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

     (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least an hour of service with any employer maintaining the plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

RESTATEMENT JANUARY 1, 2005             87             ARTICLE XI (4-4119) -4

          The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 41 1(b)(1)(C).

SECTION 11.03--MODIFICATION OF VESTING REQUIREMENTS.

     If a Participant's Vesting Percentage determined under Article I is not at least as great as his Vesting Percentage would be if it were determined under a schedule permitted in Code Section 416, the following shall apply. During any Plan Year in which the Plan is a Top-heavy Plan, the Participant's Vesting Percentage shall be the greater of the Vesting Percentage determined under Article I or the schedule below.

            VESTING SERVICE                      NONFORFEITABLE
             (whole years)                        PERCENTAGE

              Less than 2                               0
                   2                                   20
                   3                                   40
                   4                                   60
                   5                                   80
              6 or more                               100

     The schedule above shall not apply to Participants who are not credited with an Hour-of-Service after the Plan first becomes a Top-heavy Plan. The Vesting Percentage determined above applies to the portion of the Participant's Account which is multiplied by a Vesting Percentage to determine his Vested Account, including benefits accrued before the effective date of Code Section 416 and benefits accrued before this Plan became a Top-heavy Plan.

     If, in a later Plan Year, this Plan is not a Top-heavy Plan, a Participant's Vesting Percentage shall be determined under Article I. A Participant's Vesting Percentage determined under either Article I or the schedule above shall never be reduced and the election procedures of the AMENDMENTS SECTION of Article X shall apply when changing to or from the schedule as though the automatic change were the result of an amendment.

     The part of the Participant's Vested Account resulting from the minimum contributions required pursuant to the MODIFICATION OF CONTRIBUTIONS SECTION of this article (to the extent required to be nonforfeitable under Code
Section 416(b)) may not be forfeited under Code Section 41 1(a)(3)(B) or (D).

SECTION 11.04--MODIFICATION OF CONTRIBUTIONS.

     During any Plan Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution as of the last day of the Plan Year for each Non-key Employee who is an Employee on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year. A Non-key Employee is not required to have a minimum number of Hours-of-Service or minimum amount of Compensation in order to be entitled to this minimum. A Non-key Employee who fails to be an Active Participant merely because his Compensation is less than a stated amount or merely because of a failure to make mandatory participant

RESTATEMENT JANUARY 1, 2005             88             ARTICLE XI (4-4119) -4
contributions or, in the case of a cash or deferred arrangement, elective contributions shall be treated as if he were an Active Participant. The minimum is the lesser of (a) or (b) below:

     (a)  3 percent of such person's Compensation for such Plan Year.

     (b) The "highest percentage" of Compensation for such Plan Year at which the Employer's contributions are made for or allocated to any Key Employee. The highest percentage shall be determined by dividing the Employer Contributions made for or allocated to each Key Employee during the Plan Year by the amount of his Compensation for such Plan Year, and selecting the greatest quotient (expressed as a percentage). To determine the highest percentage, all of the Employer's defined contribution plans within the Aggregation Group shall be treated as one plan. The minimum shall be the amount in (a) above if this Plan and a defined benefit plan of the Employer are required to be included in the Aggregation Group and this Plan enables the defined benefit plan to meet the requirements of Code
          Section 401(a)(4) or 410.

     For purposes of (a) and (b) above, Compensation shall be limited by Code
Section 401(a)(17).

     If the Employer's contributions and allocations otherwise required under the defined contribution plan(s) are at least equal to the minimum above, no additional contribution shall be required. If the Employer's total contributions and allocations are less than the minimum above, the Employer shall contribute the difference for the Plan Year.

     The minimum contribution applies to all of the Employer's defined contribution plans in the aggregate which are Top-heavy Plans. A minimum contribution under a profit sharing plan shall be made without regard to whether or not the Employer has profits.

     If a person who is otherwise entitled to a minimum contribution above is also covered under another defined contribution plan of the Employer's which is a Top-heavy Plan during that same Plan Year, any additional contribution required to meet the minimum above shall be provided in this Plan.

     If a person who is otherwise entitled to a minimum contribution above is also covered under a defined benefit plan of the Employer's which is a Top-heavy Plan during that same Plan Year, the minimum benefits for him shall not be duplicated. The defined benefit plan shall provide an annual benefit for him on, or adjusted to, a straight life basis equal to the lesser of:

     (c) 2 percent of his average compensation multiplied by his years of service, or

     (d)  20 percent of his average compensation.

Average compensation and years of service shall have the meaning set forth in such defined benefit plan for this purpose.

     For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement and employer contributions which are matching contributions, as defined in Code Section 401(m), shall not apply in determining if the minimum contribution requirement has been met, but shall apply in determining the minimum contribution required.

     The requirements of this section shall be met without regard to any Social Security contribution.

RESTATEMENT JANUARY 1, 2005             89             ARTICLE XI (4-4119) -4

     By executing this Plan, the Primary Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan's legal and tax implications.

        Executed this_______________day of__________________________, ________


                                      MAGNA INTERNATIONAL OF AMERICA, INC.


                                      By: ______________________________________


                                          ______________________________________
                                                          Title

                                             Defined Contribution Plan 8.0

ACKNOWLEDGED as NAMED FIDUCIARY this__________day of_________________, _________


                                      By: ______________________________________


                                          ______________________________________
                                                          Title

ACKNOWLEDGED as PLAN ADMINISTRATOR this___________day of_______________, _______


                                      By: ______________________________________


                                          ______________________________________
                                                          Title


RESTATEMENT JANUARY 1, 2005             90           PLAN EXECUTION (4-4119) -4